                                                                    Exhibit 10.1













                 THIRD AMENDED AND RESTATED ACCOUNTS RECEIVABLE
                        MANAGEMENT AND SECURITY AGREEMENT

                                  BY AND AMONG

                            BNY FINANCIAL CORPORATION

                             AS LENDER AND AS AGENT,

                         THE OTHER LENDERS NAMED HEREIN

                                       AND

                               TMP WORLDWIDE, INC.

                                   AS BORROWER



                                November 5, 1998

                                TABLE OF CONTENTS


1.       (A) General Definitions..................................................................................1
(B)      Accounting Terms........................................................................................23
(C)      Other Terms.............................................................................................23
2.       Loans; Letters of Credit................................................................................23
2.1.     (a) Revolving Credit Advances...........................................................................24
(b)      Alternate Currency Loans................................................................................24
         (c)      Permitted Overadvances.........................................................................25
         (d)      Discretionary Rights...........................................................................25
2.2.     (a) Canadian Subsidiary Loans...........................................................................25
         (b)      UK Subsidiary Loans............................................................................25
2.3.     Charges to Borrower's Account...........................................................................25
2.4.     Statement of Account....................................................................................26
2.5.     Disbursement of Loan Proceeds...........................................................................26
2.6.     Maximum Loan Amount; Adjustment of Maximum Loan Amount..................................................26
2.7.     Letters of Credit.......................................................................................26
2.8.     Issuance of Letters of Credit...........................................................................27
2.9.     Requirements For Issuance of Letters of Credit..........................................................27
2.10.    Use of Proceeds.........................................................................................29
2.11.    Repayment of Loans......................................................................................29
2.12.    Procedure for Revolving Credit Advances.................................................................30
         (a)      Notice of Borrowing; Alternate Base Rate Loans.................................................30
         (b)      Alternate Currency Loans.......................................................................31
         (c)      LIBO Rate Loans................................................................................32
         (d)      Interest Periods...............................................................................32
         (e)      Conversion.....................................................................................32
         (f)      Prepayment of LIBO Rate Loans..................................................................33
         (g)       Indemnification...............................................................................33
3.       Interest and Fees.......................................................................................33
         (a)      Variable Rate of Interest; Applicable Margin...................................................33
         (b)      Intentionally Omitted..........................................................................35
         (c)      Fees...........................................................................................35
                  (i)      Unused Line Fee.......................................................................35
                  (ii)     Arranging Fee.........................................................................36
                  (iii)    Letter of Credit Fees.................................................................36
         (d)      Increased Costs................................................................................37
         (e)      Capital Adequacy...............................................................................37
         (f)      Matured Funds..................................................................................38
         (g)      Withholding Taxes; Non-US Transferees..........................................................38
4.       Accounts Receivables Management.........................................................................39
5.       Conditions..............................................................................................41
5.1.     Conditions to Initial Loans.............................................................................41
         (a)      Loan Agreement.................................................................................41




         (b)      Closing Documents..............................................................................41
         (c)      Filings, Registrations and Recordings..........................................................41
         (d)      Corporate Proceedings of Borrower..............................................................41
         (e)      Incumbency Certificates of Borrower............................................................41
         (f)      Certificates...................................................................................42
         (g)      Good Standing Certificates.....................................................................42
         (h)      Legal Opinion..................................................................................42
         (i)      No Litigation..................................................................................42
         (j)      Fees...........................................................................................42
         (k)      Payment Instructions...........................................................................42
         (l)      Consents.......................................................................................42
         (m)      No Material Adverse Effect.....................................................................43
         (n)      Closing Certificate............................................................................43
         (o)      Financial Condition Certificate................................................................43
         (p)      Financial Statements...........................................................................43
         (q)      Information; Collateral Examination............................................................43
         (r)      Warranties and Representations.................................................................43
         (s)      No Default.....................................................................................44
         (t)      Ratification Agreement.........................................................................44
         (u)      UK Credit Agreement and Canadian Credit Agreement..............................................44
         (v)      Other..........................................................................................44
5.2.     Conditions to All Loans.................................................................................44
         (a)      Warranties and Representations.................................................................44
         (b)      No Event of Default............................................................................45
6.       Security Interest.......................................................................................45
7.       Representations Concerning the Collateral...............................................................46
8.       Covenants Concerning the Collateral.....................................................................46
9.       Collection and Maintenance of Collateral and Records....................................................47
10.      Inspections.............................................................................................49
11.      Financial Information...................................................................................49
12.1     General Representations and Warranties..................................................................50
         (a)      Formation and Qualification....................................................................50
         (b)      Authority; Enforceable Obligation..............................................................51
         (c)      Executive Offices..............................................................................51
         (d)      ERISA..........................................................................................51
         (e)      Solvency.......................................................................................51
         (f)      No Litigation..................................................................................51
         (g)      Financial Statements...........................................................................51
         (h)      Patents, Trademarks, Copyrights and Licenses...................................................52
         (i)      Accountants....................................................................................52
         (j)      Year 2000 Issue................................................................................52
12.2.    Affirmative Covenants...................................................................................52
         (a)      Compliance with Laws; Environmental Compliance.................................................52
         (b)      Taxes..........................................................................................54
         (c)      Notification of Certain Events.................................................................54
         (d)      Projections....................................................................................54



         (e)      Insurance......................................................................................54
         (f)      Guaranty Agreements............................................................................55
         (g)      Agent's Rights to Bid..........................................................................55
         (h)      BNY UK.........................................................................................55
         (i)      Landlord Waivers...............................................................................55
         (j)      Invoice Notation...............................................................................55
         (k)      Year 2000 Issue................................................................................55
12.3.    Negative Covenants......................................................................................56
         (a)      Indebtedness...................................................................................56
         (b)      Dividends......................................................................................56
         (c)      Repayment of Indebtedness......................................................................56
         (d)      Loans..........................................................................................56
         (e)      Guaranties.....................................................................................56
         (f)      Acquisitions...................................................................................57
         (g)      Mergers........................................................................................57
         (h)      Formation of Subsidiaries......................................................................57
         (i)      Nature of Business.............................................................................58
         (j)      Fiscal Year and Accounting Charges.............................................................58
         (k)      Transactions with Affiliates...................................................................58
         (l)      Names; Tradenames..............................................................................58
         (m)      Margin Regulations.............................................................................58
         (n)      Payables.......................................................................................58
         (o)      Permitted Investments..........................................................................58
         (p)      Dilution.......................................................................................59
         (q)      Foreign Currency Contracts.....................................................................59
12.2.    Financial Covenants.....................................................................................59
         (a)      Net Worth......................................................................................59
         (b)      Interest Coverage Ratio........................................................................59
         (c)      Funded Indebtedness to EBITDA..................................................................60
13.      Power of Attorney.......................................................................................60
14.      Expenses................................................................................................61
15.      Assignment By a Lender..................................................................................61
16.      Waivers.................................................................................................63
17.      Term of Agreement.......................................................................................63
18.      Events of Default.......................................................................................64
19.      Remedies................................................................................................66
20.      Waiver; Cumulative Remedies.............................................................................67
21.      Application of Payments.................................................................................67
22.      Establishment of a Lockbox Account, Dominion Account....................................................68
23.      Revival.................................................................................................68
24.      Notices.................................................................................................68
25.      Governing Law and Waiver of Jury Trial..................................................................69
26.      Limitation of Liability.................................................................................70
27.      Entire Understanding....................................................................................70
28.      Regarding Agent.........................................................................................71
         (a)      Appointment....................................................................................71



         (b)      Nature of Duties...............................................................................72
         (c)      Payments by Lenders............................................................................72
         (d)      Excess Payments................................................................................73
         (e)      Lack of Reliance and Resignation...............................................................73
         (f)      Certain Rights of Agent........................................................................74
         (g)      Reliance.......................................................................................74
         (h)      Notice of Default..............................................................................74
         (i)      Indemnification................................................................................74
         (j)      Agent in its Individual Capacity...............................................................75
         (k)      Delivery of Document...........................................................................75
         (l)      Borrower's Undertaking to Agent................................................................75
29.      Determination of Dollar Equivalent......................................................................77
30.      European Monetary Union.................................................................................77
31.      Deliveries..............................................................................................77
32.      Additional Documents....................................................................................78
33.      Severability............................................................................................78
34.      Captions 78
35.      Counterparts; Telecopied Signatures.....................................................................78
36.      Construction............................................................................................78

                 THIRD AMENDED AND RESTATED ACCOUNTS RECEIVABLE
                        MANAGEMENT AND SECURITY AGREEMENT

         This Third Amended and Restated Accounts Receivable Management and Security Agreement (this "Agreement") is made as of November 5, 1998 by and between BNY FINANCIAL CORPORATION ("BNY"), each of the undersigned financial institutions and the various other financial institutions which become Lenders hereunder (BNY and each of the other financial institutions collectively, the "Lenders" and individually a "Lender"), BNY as agent for the Lenders and for BNY FINANCIAL LIMITED ("BNY UK") and BNY FINANCIAL CORPORATION - CANADA ("BNY Canada") (BNY in such capacity, the "Agent") and TMP WORLDWIDE INC. ("Borrower"), a Delaware corporation.

                                   BACKGROUND

         Borrower and BNY are parties to a Second Amended and Restated Accounts Receivable Management and Security Agreement made as of November 14, 1997 (as same has been amended, modified or supplemented from time to time, the "Original ARM Agreement"). Borrower has requested and BNY has agreed to amend, by restating in full, the terms of the Original ARM Agreement. The parties intend
(a) that all amounts advanced or financial accommodations provided pursuant to the Original ARM Agreement will remain outstanding and all security interests and liens granted pursuant to the Existing Ancillary Agreements (as hereafter defined) shall remain in full force and effect and not be limited but rather shall be expanded and ratified by this Agreement and the Ancillary Agreements to be for the benefit of all Lenders and to secure all Loans (as hereafter defined) and (b) to restate and amend the Original ARM Agreement on the terms and conditions hereafter set forth. The parties further intend that the terms and conditions of all existing and future Loans (as hereafter defined) and Collateral (as hereafter defined) interests shall be governed by this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and undertakings and the terms and conditions contained herein, the parties hereto agree as follows:

         A.       AMENDMENT AND RESTATEMENT

                  As of the date of this Agreement, the terms, conditions, covenants, agreements, representations and warranties contained in the Original ARM Agreement shall be deemed amended and restated in their entirety as follows and the Original ARM Agreement shall be consolidated with and into and superseded by this Agreement; provided, however, that nothing contained in this Agreement shall impair, limit or affect the liens and security interests heretofore granted, pledged and/or assigned to Agent for the ratable benefit of Lenders as security for Borrower's Obligations to Lenders under the Original ARM Agreement.

         1. (A) General Definitions. When used in this Agreement, the following terms shall have the following meanings:

         "Acquisition" shall have the meaning set forth in paragraph 12.3(f).

         "Affiliate" of any Person means (a) any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or executive officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "Affiliate Receivables" means and includes all of each Scheduled Affiliate's now owned or hereafter acquired accounts and contract rights, instruments, insurance proceeds, documents, chattel paper, letters of credit and each Scheduled Affiliate's rights to receive payment thereunder, any and all rights to the payment or receipt of money or other forms of consideration of any kind at any time now or hereafter owing or to be owing to a Scheduled Affiliate, all proceeds thereof and all files in which any Scheduled Affiliate has any interest whatsoever containing information identifying or pertaining to any of a Scheduled Affiliate's Receivables, together with all of such Scheduled Affiliate's rights to any merchandise which is represented thereby, and all of such Scheduled Affiliate's right, title, security and guaranties with respect to each Affiliate Receivable, including, without limitation, all rights of stoppage in transit, repletion and reclamation and all rights as an unpaid vendor.

         "Agent" shall have the meaning assigned to such term in the preamble to this Agreement.

         "Agreement" shall have the meaning assigned to such term in the preamble to this Agreement.

         "Alternate Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Rate in effect on such day plus 1/2 of 1%.

         "Alternate Base Rate Loan" shall mean any Loan that bears interest based upon the Alternate Base Rate.

         "Alternate Currencies" shall mean collectively, (i) Sterling, and Canadian Dollars and (ii) such other currencies as shall be requested by Borrower to be an Alternate Currency hereunder subject to the approval of Agent and all of the Lenders in their sole and absolute discretion; (each, an "Alternate Currency").

         "Alternate Currency Bank" shall mean, as applicable, (i) BNY UK or any affiliate thereof with respect to Sterling Loans, (ii) the Canadian Lender or any affiliate thereof with respect to Canadian Loans and (iii) The Bank of New York or any affiliate thereof or such other bank designated by Agent in its sole discretion with respect to all other Alternate Currency Loans.

         "Alternate Currency Base Rate" shall mean, with respect to Sterling Loans, the U.K. Base Rate; with respect to Canadian Loans, the Canadian Prime Rate; and with respect to all other Alternate Currency Loans, the base commercial lending rate of interest charged by commercial banks as publicly announced by a bank located in the applicable country and selected by Agent in its sole discretion to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate.

         "Alternate Currency Base Rate Loans" shall mean an Alternate Currency Loan which bears interest at the Alternate Currency Base Rate.

         "Alternate Currency LIBO Rate" shall mean, with respect to Canadian Loans, the Canadian LIBO Rate; and with respect to all other Alternate Currency LIBO Rate Loans relative to any day for the then current Interest Period, the rate of interest equal to the offered quotation notified to Agent by the Alternate Currency Bank two (2) Business Days prior to the first day of such Interest Period for the offering by the Alternate Currency Bank to prime commercial banks in the London interbank market for such Alternate Currency deposits in immediately available funds for a period equal to such Interest Period and in an amount equal to the amount of such Alternate Currency Rate Loan.

         "Alternate Currency LIBO Rate Loans" shall mean an Alternate Currency Loan which bears interest at the Alternate Currency LIBO Rate.

         "Alternate Currency Equivalent" shall mean with respect to any Alternate Currency, on any date of determination thereof, the amount of such Alternate Currency which could be purchased with the amount of Dollars involved in such computation at the spot rate at which such Alternate Currency may be exchanged into Dollars as determined by the Bank as of 11:00 a.m. (London time) on such date of determination thereof for delivery two Business Days later, which such determination shall be made on the basis of the spot exchange rate then being quoted by the Bank to its corporate customers with comparable credit status to Borrower.

         "Alternate Currency Loan" shall mean a Loan by Lenders to Borrower denominated in an Alternate Currency, including Domestic Sterling Loans and Domestic Canadian Loans.

         "Ancillary Agreements" means all agreements, instruments, and documents including, without limitation, guaranties, mortgages, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, trust agreements whether heretofore, concurrently, or hereafter executed by or on behalf of Borrower or delivered to Agent or any Lender, relating to the Original ARM Agreement, this Agreement, the U.K. Security Documents, the U.K. Credit Agreement, the Canadian Security Documents, the Canadian Credit Agreement or to the transactions contemplated hereby or thereby.

         "Applicable Margin" for any period shall be determined by the ratio of Funded Indebtedness as at the end of the most recent fiscal quarter to EBITDA as at the end of the most recent fiscal quarter calculated on a rolling four (4) quarter basis with respect to the four fiscal quarters then ended and which shall be subject to adjustment from time to time as set forth in Section 3(a)(vi). The Applicable Margin with respect to Alternate Base Rate Loans, LIBO Rate Loans, Alternate Currency LIBO Rate Loans, Canadian Base Rate Loans, U.K. Base Rate Loans, the Unused Line Fee provided for in Section 3(c)(i) hereof, and the Standby Letter of Credit Fee, as the case may be, shall be the percentage set forth below as corresponds to the applicable ratio set forth below. The Applicable Margin for all other Alternate Currency Loans shall be determined by the mutual consent of the parties to this Agreement at the time of a request for an Alternate Currency Loan which is not a Canadian Loan or a Sterling Loan.

----------------------- --------------- ----------------- ----------------- ------------- ------------ --------------
                                           LIBO Rate
                                              And
                                           Alternate
 Funded Indebtedness      Alternate         Currency       Canadian Base      UK Base       Unused        Standby
      To EBITDA           Base Rate     LIBO Rate Margin    Rate Margin     Rate Margin      Line        Letter of
                            Margin                                                            Fee       Credit Fee
----------------------- --------------- ----------------- ----------------- ------------- ------------ --------------

Greater than or equal       .375%            1.625%            -.025%          1.775%        .375%        1.625%
to 4.0 to 1.0
----------------------- --------------- ----------------- ----------------- ------------- ------------ --------------

Greater than or equal         0%             1.500%            -.150%          1.650%        .250%        1.500%
to 3.5 to 1.0 but
less than 4.0 to 1.0
----------------------- --------------- ----------------- ----------------- ------------- ------------ --------------

Greater than or equal         0%             1.25%             -.400%          1.400%        .250%        1.250%
to 3.0 to 1.0 but
less than 3.5 to 1.0
----------------------- --------------- ----------------- ----------------- ------------- ------------ --------------

Greater than or equal         0%             .875%             -.775%          1.025%        .250%         .875%
to 2.0 to 1.0 but
less than 3.0 to 1.0
----------------------- --------------- ----------------- ----------------- ------------- ------------ --------------

Greater than or equal         0%             .750%             -.900%          .900%         .200%         .750%
to 1.5 to 1.0 but
less than 2.0 to 1.0
----------------------- --------------- ----------------- ----------------- ------------- ------------ --------------

Greater than or equal         0%             .625%            -1.025%          .775%         .200%         .625%
to 1.0 to 1.0 but
less than 1.5 to 1.0
----------------------- --------------- ----------------- ----------------- ------------- ------------ --------------

Less than 1.0 to 1.0          0%             .500%            -1.150%          .650%         .200%         .500%
----------------------- --------------- ----------------- ----------------- ------------- ------------ --------------



         "ARM Services" shall have the meaning set forth in Section 4(a) of this Agreement.

         "Austin Knight" shall mean Austin Knight Limited, a company organized under the laws of the United Kingdom.

         "Bank" means The Bank of New York.

         "Blocked Accounts" shall have the meaning set forth in Section 22.

         "BNY Canada" shall have the meaning set forth in the introductory paragraph hereof.

         "BNY Company" shall mean, individually and collectively, Agent, BNY, BNY UK, BNY Canada or any Affiliate thereof.

         "BNY Overadvances" shall have the meaning set forth in Section 2.1(c).

         "BNY UK" shall have the meaning set forth in the introductory paragraph hereof.

         "Borrower on a Consolidated Basis" means the combination in accordance with GAAP of (i) the consolidation in accordance with GAAP of the accounts and other items of Borrower and its consolidated Subsidiaries and (ii) the combination in accordance with GAAP of the accounts and other items of all Scheduled Affiliates (other than as included in preceding clause (i)).

         "Borrower's Account" shall have the meaning set forth in Section 2.4 of this Agreement.

         "Borrowing Base Certificate" shall mean the certificates and assignment schedule duly executed and delivered by an officer of Borrower to Agent appropriately completed and in substantially the form attached as Exhibit 1.2 hereto.

         "Borrowing Notice" shall have the meaning set forth in the Section 2.12 hereof.

         "Business Day" shall mean with respect to (i) Sterling Loans, any day on which commercial banks are open for domestic and international business, including dealings in Dollar deposits in London, England and New York, New York,
(ii) Canadian Loans, any day other than a day on which commercial banks in Toronto, Canada and New York, New York are authorized or required by law to close, (iii) Alternate Currency Loans other than Sterling Loans and Canadian Loans, any day other than a day on which commercial banks in the applicable country are authorized or required by law to close and (iv) all other Loans, any day other than a day on which commercial banks in New York, New York are authorized or required by law to close.

         "Cala" shall mean Cala TMPW, Ltd., a company organized under the laws of Canada.

         "Calendar Year" shall mean each twelve month period beginning on January 1 and ending on December 31.

         "Canadian Base Rate Loan" shall mean the Canadian Loans or any portion thereof bearing interest at a rate of interest determined by reference to the Canadian Prime Rate.

         "Canadian Collateral" shall mean all of the assets (both real and personal) of Borrower and each of its Subsidiaries which are subject to liens or security interests described in the Canadian Security Documents.

         "Canadian Commitment" shall mean the Canadian Lender's obligation to make Canadian Subsidiary Loans in amounts not to exceed the amounts set forth in the Canadian Credit Agreement, as such amount may be reduced from time to time as provided therein.

         "Canadian Credit Agreement" shall mean the Accounts Receivable Management and Security Agreement dated March 13, 1995 entered into by BNY-Canada with TMP Canada and Cala, as amended, supplemented, restated or replaced from time to time, pursuant to which Canadian Lender funds Canadian Loans to the Canadian Subsidiaries, and all other agreements executed in connection therewith.

         "Canadian Dollars" shall mean the lawful money of Canada.

         "Canadian Lender" shall mean BNY Canada or any other Lender which makes Canadian Loans.

         "Canadian LIBO Rate" shall mean, relative to any day for the then current Interest Period relating to any Canadian LIBO Rate Loan, the rate of interest equal to the offered quotation notified to Agent by Canadian Lender as its Canadian LIBO Rate two (2) Business Days prior to the first day of such Interest Period for the offering by Canadian Lender to prime commercial banks in the London interbank market of Canadian Dollar deposits in immediately available funds for a period equal to such Interest Period and in an amount equal to the amount of such Canadian LIBO Rate Loan.

         "Canadian LIBO Rate Loan" shall mean the Canadian Loans or any portion thereof earning interest at a rate of interest determined by reference to the Canadian LIBO Rate.

         "Canadian Loans" shall mean, as applicable, (i) Domestic Canadian Loans and (ii) Canadian Subsidiary Loans.

         "Canadian Prime Rate" shall mean the interest rate per annum from time to time publicized by The Toronto-Dominion Bank as its prime rate, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged to any particular class or category of customers.

         "Canadian Receivables" means and includes all of any Canadian Subsidiary's now owned or hereafter acquired accounts and contract rights, instruments, insurance proceeds, documents, chattel paper, letters of credit and each Canadian Subsidiary's rights to receive payment thereunder, any and all rights to the payment or receipt of money or other forms of consideration of any kind at any time now or hereafter owing or to be owing to a Canadian Subsidiary, all proceeds thereof and all files in which any Canadian Subsidiary has any interest whatsoever containing information identifying or pertaining to any of a Canadian Subsidiary's Receivables, together with all of such Canadian Subsidiary's rights to any merchandise which is represented thereby, and all of such Canadian Subsidiary's right, title, security and guaranties with respect to each Canadian Receivable, including, without limitation, all rights of stoppage in transit, replevin and reclamation and all rights as an unpaid vendor.

         "Canadian Security Documents" shall mean each agreement executed by a Canadian Subsidiary in favor of Canadian Lender pursuant to which Canadian Lender is granted a Lien or hypothec upon the Canadian Collateral as security for the Canadian Subsidiary Obligations and each guaranty and guaranty security agreement executed by Borrower or any other Person as collateral security for the Canadian Subsidiary Obligations, each as same may be amended, modified, supplemented or ratified from time to time.

         "Canadian Subsidiaries" shall mean TMP Canada, Cala and Dir-Ad.

         "Canadian Subsidiary Loans" shall mean loans made by the Canadian Lender to the Canadian Subsidiaries in accordance with the Canadian Credit Agreement.

         "Canadian Subsidiary Obligations" shall have the meaning given to the term "OBLIGATIONS" under the Canadian Credit Agreement.

         "Capital Expenditures" means for any period, the aggregate amount of all payments made by any Person directly or indirectly for the purpose of acquiring, constructing or maintaining fixed assets, real property or equipment which, in accordance with GAAP, would be added as a debit to the fixed asset account of such Person.

         "Capitalized Lease Obligations" means Indebtedness of Borrower represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP and the amount of such indebtedness shall be the capitalized amount of such obligations determined in accordance with such principles.

         "Change of Control" shall mean the occurrence of any event (whether in one or more transactions and including any merger or consolidation of or with Borrower or a Scheduled Affiliate or sale of all or substantially all of the property or assets of Borrower or a Scheduled Affiliate) which results in a transfer of control of Borrower or a Scheduled Affiliate to a Person other than the Original Owner or a Person controlled by the Original Owner. For purposes of this definition, "control of Borrower or a Scheduled Affiliate" shall mean the power, direct or indirect (x) to vote 50% or more of the securities having ordinary voting power for the election of directors of Borrower or an Affiliate or (y) to direct or cause the direction of the management and policies of Borrower or an Affiliate by contract or otherwise.

         "Close Date" shall mean the final date for the submission of or the cancellation of a yellow page advertisement as determined by the respective directory publisher.

         "Close Date Receivable" shall mean Receivables (including without limitation Media Billing Receivables and Recruitment Media Billing Receivables) where the Close Date has passed but the Publication Date has not yet occurred and the Receivable has not yet been invoiced).

         "Closing Date" means November 5, 1998 or such other date as may be agreed upon by the parties hereto.

         "Collateral" means and includes

         (A) all Inventory;

         (B) all Equipment;

         (C) all General Intangibles;

         (D) all Receivables;

         (E) all Subsidiary Stock of Domestic Subsidiaries and 65% of the outstanding Subsidiary Stock of Foreign Subsidiaries;

         (F) all books, records, ledgercards, files, correspondence, computer programs, tapes, disks and related data processing software (owned by Borrower or in which it has an interest) which at any time evidence or contain information relating to (A), (B), (C), (D) and (E) above or are otherwise necessary or helpful in the collection thereof or realization thereupon;

         (G) documents of title, policies and certificates of insurance, securities, chattel paper, other documents or instruments evidencing or pertaining to (A), (B), (C), (D), (E) and (F) above;

         (H) all guaranties, liens on real or personal property, leases, and other agreements and property granted to Borrower or a Scheduled Affiliate which in any way secure or relate to (A), (B), (C), (D), (E), (F) and (G) above, or are acquired for the purpose of securing and enforcing any item thereof;

         (I) (i) all cash held as cash collateral to the extent not otherwise constituting Collateral, all other cash or property at any time on deposit with or held by Agent or any Lender for the account of Borrower (whether for safekeeping, custody, pledge, transmission or otherwise), (ii) all present or future deposit accounts (whether time or demand, interest or non-interest bearing) of Borrower with Lender or any other Person including those to which any such cash may at any time and from time to time be credited, (iii) all investments and reinvestments (however evidenced) of amounts from time to time credited to such accounts, (iv) all now owned or hereafter acquired investment property, including all securities, whether certificated or uncertificated, securities entitlements, securities accounts, commodities and futures accounts, and (v) all interest, dividends, distributions and other proceeds payable on or with respect to (x) such investments and reinvestments and (y) such accounts; and

         (J) all products and proceeds of (A), (B), (C), (D), (E), (F), (G), (H) and (I) above (including, but not limited to, all claims to items referred to in (A), (B), (C), (D), (E), (F), (G), (H) and (I) above) and all claims of Borrower against third parties (x) for (i) loss of, damage to, or destruction of, and
(ii) payments due or to become due under leases, rentals and hires of, any or all of (A), (B), (C), (D), (E), (F), (G), (H) and (I) above and (y) proceeds to Borrower and unearned premiums of Borrower with respect to policies of insurance in whatever form.

         "Commitment Percentages" shall mean, as applicable, the Total Commitment Percentage, U.S. Commitment Percentage, U.K. Commitment Percentage and Canadian Commitment Percentage.

         "Commitment Transfer Supplement" shall mean a document in the form of
Exhibit 15 hereto, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of Lenders to make Loans under this Agreement.

         "Commitments" shall mean, as applicable, the Total Commitment, the U.S. Commitment, the U.K. Commitment and the Canadian Commitment.

         "Contract Rate" means an interest rate per annum equal to the (i) sum of the Alternate Base Rate plus the Applicable Margin with respect to Alternate Base Rate Loans, (ii) the sum of the LIBO Rate plus the Applicable Margin with respect to LIBO Rate Loans, as applicable, (iii) the sum of the Canadian Prime Rate plus the Applicable Margin with respect to Canadian Base Rate Loans made to Borrower, (iv) the sum of the U.K. Base Rate plus the Applicable Margin with respect to U.K. Base Rate Loans made to Borrower or (v) the sum of the Alternate Currency LIBO Rate plus the Applicable Margin with respect to Alternate Currency LIBO Rate Loans made to Borrower.

         "Contract Year" means the twelve month period beginning on the Closing Date or on the anniversary of the Closing Date in any year.

         "Customer" means and includes the account debtor with respect to any Receivable or Affiliate Receivable, and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with Borrower or any Scheduled Affiliate, pursuant to which Borrower or any Scheduled Affiliate is to deliver any personal property or perform any services.

         "Cycle Billing" means yellow page billings made by Borrower or a Scheduled Affiliate to a Customer on the basis of equal monthly installments, the first installment to be billed no later than the first month following the Publication Date in an amount equal to between 1/2 and 1/12 of the billings to such Customer with respect to the applicable directory; provided that Borrower or such Scheduled Affiliate may not change the billing terms with respect to specific services rendered.

         "Default Rate" means a rate equal to two (2%) percent per annum in excess of the applicable Contract Rate.

         "Depository Accounts" shall have the meaning set forth in Section 22.

         "Dilution" means, with respect to any period, the percentage obtained by dividing (a) the sum of chargebacks plus credit memos issued for such period as determined by Borrower and verified by Agent at Agent's discretion, by (b) the sum of collections, chargebacks, open deductions and credit memos issued for such period.

         "Dir-Ad" shall mean Dir-Ad Inc., a company organized under the laws of Canada.

         "Dispute" means any cause asserted for nonpayment of any Receivable or Affiliate Receivable, including without limitation, any alleged defense, counterclaim, offset, dispute or other claim (real or merely asserted) whether arising from or relating to the sale of goods or rendition of services or arising from or relating to any other transaction or occurrence.

         "Dollar" and the sign "$" shall mean lawful money of the United States of America.

         "Dollar Equivalent" shall mean, on any date of determination thereof, the amount of Dollars which could be purchased with the amount of the relevant Alternate Currency at the spot rate then being offered by the Bank to its corporate customers with comparable credit status to Borrower at which Dollars may be exchanged into the applicable Alternate Currency as shall be determined by Agent.

         "Dollar Loans" means Loans denominated and payable in Dollars.

         "Domestic Canadian Loans" shall mean Loans made by Lenders in their discretion to Borrower denominated and payable in Canadian Dollars.

         "Domestic Persons" means any Financial Party or any Subsidiary of any Financial Party (i) which has been formed or incorporated pursuant to the laws of a state or commonwealth of the United States of America or (ii) as to which no less than 90% of the value of such party's assets are located in the United States of America.

         "Domestic Sterling Loans" shall mean Loans made by Lenders in their discretion to Borrower denominated and payable in Sterling.

         "EBITDA" shall mean, with respect to Borrower on a Consolidated Basis for any applicable fiscal period, each calculated for such period: (a) net income before taxes for such period (excluding extraordinary or non-recurring gains or losses but including losses attributable to foreign currency transactions) plus (b) net interest expense, plus (c) all charges against income for such period for federal, state and local income taxes actually paid or accrued, plus (d) depreciation, amortization (including amortization of any goodwill or other general intangibles) and other non-cash charges deducted in determining net income for such period, minus (e) gains attributable to any asset sales calculated in determining net income for such period, plus (f) losses attributable to any asset sales calculated in determining net income for such period.

         "Eligible Receivables" means and includes each Receivable and Affiliate Receivable which conforms to the following criteria:

                  (a) the rendition of services has been completed; provided, however, that Receivables related to executive search services and selection services and which otherwise constitute Eligible Receivables shall not be deemed ineligible solely by virtue of this subsection (a);

                  (b) services shall not have been rejected or disputed by the Customer and there shall not have been asserted any offset, defense, counterclaim, or Dispute with respect to such Receivable or Affiliate Receivable;

                  (c) it continues to be in full conformity with the representations and warranties made by Borrower or another Financial Party to Lenders with respect thereto;

                  (d) Agent is, and continues to be, in the good faith exercise of its reasonable discretion satisfied with the credit standing of the Customer in relation to the amount of credit extended;

                  (e) it is documented by an invoice in a form approved by Agent (evidence of which has been received by Agent or, in Agent's sole discretion, has been sent to but not yet received by Agent) and shall not be unpaid more than: (x) ninety (90) days from due date, (y) one hundred and twenty (120) days from invoice date, all with respect to regular billing and (z) three hundred sixty (360) days from the first invoice date with respect to Cycle Billing;

                  (f) less than 75% of the unpaid amount of invoices due from such Customer remain unpaid more than ninety (90) days from due date;

                  (g) it is not evidenced by chattel paper or an instrument of any kind with respect to or in payment of the Receivable or Affiliate Receivable unless such instrument is duly endorsed to and in possession of Agent or represents a check in payment of a Receivable or Affiliate Receivable;

                  (h) if the Customer is not in the United States, the services which gave rise to such Receivable or Affiliate Receivable were provided after receipt by Borrower or any other Financial Party from or on behalf of the Customer of an irrevocable letter of credit, assigned and delivered to Agent and confirmed by a financial institution acceptable to Agent and is in form and substance acceptable to Agent, payable in the full amount of the Receivable or Affiliate Receivable in Dollars at a place of payment located within the United States;

                  (i) such Receivable or Affiliate Receivable is not subject to any lien, other than Permitted Liens;

                  (j) it does not arise out of transactions with an Affiliate of Borrower or any other Financial Party or a Person controlled by an Affiliate of Borrower or any other Financial Party;

                  (k) it is payable to Borrower or any other Financial Party;

                  (l) if the Receivable or Affiliate Receivable arises out of a sale to any Person to which Borrower or any other Financial Party is indebted, the amount of such indebtedness, and any anticipated indebtedness payable pursuant to a written agreement, may in Agent's sole discretion be deducted in determining the face amount of such Receivable or Affiliate Receivable;

                  (m) it is net of any returns, discounts, claims, credits and allowances;

                  (n) if the Receivable or Affiliate Receivable arises out of contracts between Borrower or any other Financial Party and the United States, any state, or any department, agency or instrumentality of any of them, Borrower or any other Financial Party has so notified Agent, in writing, prior to the creation of such Receivable, and, if Agent so requests, there has been compliance with any governmental notice or approval requirements, including without limitation, compliance with the Federal Assignment of Claims Act;

                  (o) it is a good and valid account representing an undisputed bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto with respect to work, labor and/or services rendered by Borrower or any other Financial Party, provided, however, that Receivables relating to executive search services and selection services rendered pursuant to a valid and enforceable contract shall not be deemed ineligible solely by virtue of this subsection (o);

                  (p) (i) such Affiliate Receivable arises out of a sale or rendition of services by a Financial Party that (x) has executed and delivered a Guaranty and Guarantor Security Agreement, (y) is majority owned or controlled by Andrew McKelvey, Borrower or a Guarantor and
         (ii) Agent shall have received evidence, in form and substance satisfactory to Agent, including, without limitation, a certificate of ownership executed by the Secretary of Borrower with respect to Andrew McKelvey's share ownership of Borrower and each other Financial Party) that Andrew McKelvey, Borrower or the applicable Guarantor is the majority owner of the applicable Financial Party;

                  (q) if such Receivable arises in connection with the purchase of advertisements from a media source, then Borrower or a Scheduled Affiliate shall be solely responsible for payment of all advertisements purchased by Borrower or such Scheduled Affiliates from such media source and such media source shall not have recourse against the Customer with respect to any such payment; and

                  (r) is otherwise satisfactory to Agent as determined in good faith by Agent in the reasonable exercise of its discretion.

         "Eligible Unbilled Receivables" means and includes each (i) Recruitment Media Billing Receivable and Media Billing Receivable until the earlier of the invoice date or 60 days after Publication Date, (ii) Close Date Receivable where the Publication Date is less than 60 days in the future and (iii) Cycle Billing which is not unpaid more than 360 days from the first invoice date with respect thereto, and the first invoice date is not later than one month after Publication Date and in each case which would constitute an Eligible Receivable except that it has not been documented by an invoice but which shall not be duplicative of Eligible Receivables. An Eligible Unbilled Receivable shall become an Eligible Receivable once it is invoiced.

         "Equipment" means and includes all of Borrower's now owned or hereafter acquired and owned equipment, machinery and goods (excluding Inventory), whether or not constituting fixtures, including, without limitation: plant and office equipment, tools, dies, parts, data processing equipment, furniture and trade fixtures, trucks, trailers, loaders and other vehicles and all replacements and substitutions therefore and all accessions thereto.

         "Event of Default" means the occurrence of any of the events set forth in Section 18.

         "Existing Ancillary Agreements" shall mean collectively, the Original ARM Agreement and all other documents, instruments and agreements executed and delivered in connection therewith.

         "Federal Funds Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by Bank from three Federal funds brokers of recognized standing selected by Bank.

         "Financial Party" and collectively, "Financial Parties" means Borrower and any Scheduled Affiliate.

         "Fiscal Quarter" means each quarterly accounting period of Borrower during any Fiscal Year.

         "Foreign Collateral" means the Canadian Collateral provided by the Canadian Subsidiaries, the U.K. Collateral provided by the U.K. Subsidiaries and any other assets, guaranties or guaranty security agreements granted or delivered by a Foreign Subsidiary as collateral security for the Foreign Subsidiary Obligations.

         "Foreign Indebtedness" means Indebtedness (other than Indebtedness owed to Lenders or their Affiliates) incurred by a Financial Party which is not a Domestic Person.

         "Foreign Losses" shall mean the aggregate balance of all Foreign Subsidiary Obligations, following the acceleration thereof, and after application of all Foreign Subsidiary Collections through the date upon which Agent advises the Lender that in the exercise of Agent's reasonable judgment, no further material Foreign Subsidiary Collection will be realized.

         "Foreign Receivables" shall mean Receivables of a Foreign Subsidiary.

         "Foreign Secured Facility" shall have the meaning set forth in Section 6(c) of this Agreement.

         "Foreign Subsidiary" shall mean a Subsidiary which is not a Domestic Person.

         "Foreign Subsidiary Collections" shall mean any payment or amount realized or recovered or otherwise received on any Foreign Collateral in respect of Foreign Subsidiary Obligations.

         "Foreign Subsidiary Credit Agreements" shall mean any and all agreements evidencing Foreign Subsidiary Obligations.

         "Foreign Subsidiary Lender" shall mean BNY UK, with respect to UK Subsidiary Obligations, the Canadian Lender, with respect to Canadian Subsidiary Obligations, and any other holder of any Foreign Subsidiary Obligations.

         "Foreign Subsidiary Obligations" shall mean all Indebtedness owing to a Foreign Subsidiary Lender by any Subsidiary of Borrower which is not a Domestic Person, including, without limitation, all U.K. Subsidiary Obligations and Canadian Subsidiary Obligations.

         "Formula Amount" shall have the meaning set forth in Section 2.1(a).

         "Funded Indebtedness" means for Borrower on a Consolidated Basis liabilities for borrowed money, including, without limitation, undrawn or unreimbursed letters of credit (to the extent such letters of credit are not specifically secured one hundred percent by cash or cash equivalents or to the extent such letters of credit secure liabilities for borrowed money) and Capitalized Lease Obligations.

         "GAAP" means generally accepted accounting principles, practices and procedures in the United States of America in effect from time to time.

         "General Intangibles" means and includes all of Borrower's now owned or hereafter acquired general intangibles as said term is defined in the Uniform Commercial Code in effect in the State of New York including, without limitation, trademarks, tradenames, tradestyles, trade secrets, equipment formulation, manufacturing procedures, quality control procedures, product specifications, patents, patent applications, copyrights, registrations, contract rights, choses in action, causes of action, corporate or other business records, inventions, designs, goodwill, claims under guarantees, licenses, franchises, tax refunds, tax refund claims, computer programs, computer data bases, computer program flow diagrams, source codes, object codes, customer lists and all other intangible property of every kind and nature.

         "Guarantor" means individually, each of the Persons listed on Schedule 1(B) and any other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations and "Guarantors" means collectively all such Persons.

         "Guarantor Security Agreements" means collectively, each Security Agreement executed by a Guarantor in favor of Agent, as same may be amended, modified, supplemented or ratified from time to time.

         "Guaranty Agreements" means collectively, (i) the Amended and Restated Guaranties and Guaranties described on Exhibit 1.1 which are executed by each Guarantor in favor of Agent and (ii) such other Guaranties of the Obligations as shall be executed and delivered hereafter from time to time by a Guarantor.

         "Hazardous Substance" means, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), RCRA, Articles 15 and 27 of the New York State Environmental Conservation Law or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

         "Incipient Event of Default" means any act or event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

         "Indebtedness" means as to any Person (without duplication):

                  (a) any indebtedness for borrowed money which such Person has directly or indirectly created, incurred or assumed; and

                  (b) any indebtedness, whether or not for borrowed money, secured by any Lien in respect of property owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness; and

                  (c) any indebtedness, whether or not for borrowed money, including any capital lease obligation, with respect to which such Person has become directly or indirectly liable and which represents or has been incurred to finance the purchase price (or a portion thereof) of any property or services or business acquired by such Person, whether by purchase, consolidation, merger or otherwise (excluding accounts payable incurred in the ordinary course of business, if (i) such accounts payable are not more than 150 days past due or
(ii) such accounts payable are more than 150 days past due, are being contested in good faith, and would not, in accordance with GAAP, appear as Indebtedness on a balance sheet of such person); and

                  (d) any indebtedness of any other Person of the character referred to in subdivision (a), (b) or (c) of this definition with respect to which the Person whose Debt is being determined has become liable by way of a guaranty.

         "Intercompany Loans" shall mean loans or other extensions of credit or financial accommodations which are made by Borrower to any of its direct or indirect Subsidiaries or Affiliates.

         "Interest Coverage Ratio" shall mean with respect to any period for Borrower on a Consolidated Basis, the ratio of (A) EBITDA minus Capital Expenditures made during such period to the extent not financed from the proceeds of a Loan to (B) interest expense of Borrower on a Consolidated Basis for such period.

         "Interest Period" shall have the meaning set forth in Section 2.12(c) hereof.

         "Interest Rate Agreement" shall mean any interest rate protection agreement, interest rate commodity or currency future, interest rate option, interest rate cap or other interest rate, commodity or currency hedge arrangement, to or under which Borrower or its Subsidiaries is a party or a beneficiary on the date hereof or becomes a party or a beneficiary after the date hereof.

         "Inventory" means and includes all of Borrower's now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, artwork, finished goods and materials and supplies (including but not limited to art supplies) of any kind, nature or description which are or might be used or consumed in Borrower's business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

         "Lender" and "Lenders" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and assigns.

         "Lender Settlement Date" shall mean the Closing Date and thereafter Wednesday of each week unless such day is not a Business Day in which case it shall be the next succeeding Business Day.

         "Letters of Credit" shall have the meaning set forth in Section 2.7.

         "Letter of Credit Fees" shall have the meaning set forth in Section 3(c)(iv).

         "LC Reserve" shall mean an amount at any time equal to the aggregate face amount of outstanding Letters of Credit.

         "LIBO Rate" shall mean, relative to any day for the then current Interest Period relating to any LIBO Rate Loan, the rate of interest quoted by the Bank two (2) Business Days prior to the first day of such Interest Period for the offering by the Bank to prime commercial banks in the London interbank Eurodollar market of Dollar deposits in immediately available funds for a period equal to such Interest Period and in an amount equal to the amount of such LIBO Rate Loan.

         "LIBO Rate Loan" shall mean the Loans or any portion thereof bearing interest at a rate of interest determined by reference to the LIBO Rate.

         "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement in respect of any asset of the Borrower or any Subsidiary of the Borrower of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

         "Loans" means the Revolving Credit Advances (including Alternate Currency Loans), Letters of Credit and unreimbursed drawings thereunder and all other extensions of credit hereunder.

         "Material Adverse Effect" shall mean a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of Borrower on a Consolidated Basis, (b) the ability of the Financial Parties, taken as a whole, to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement or any Ancillary Agreement, (c) the Collateral or Agent's Liens, on behalf of itself and Lenders, on the Collateral or the priority of such Liens, or (d) Agent's or any Lender's rights and remedies under the Agreement and the Ancillary Agreements.

         "Matured Funds Rate" means the rate of interest, announced by BNY from time to time, as the rate applicable to matured funds, such rate to be adjusted automatically on the effective date of any change in such rate as announced by BNY.

         "Maximum Loan Amount" means at any time, $175,000,000 less the outstanding balance of U.K. Subsidiary Obligations and Canadian Subsidiary Obligations. The Maximum Loan Amount shall be subject to adjustment from time to time as set forth in Section 2.6 hereof.

         "Media Billing Receivables" means Receivables (other than Recruitment Media Billing Receivables) where the Receivable is not invoiced until the Publication Date has passed, generally because the Borrower must deliver to the Customer a copy of the advertisement which appears in the directory publication with the invoice.

         "Minimum Volume Charges" shall have the meaning set forth in Section 4(b)(ii).

         "Net Face Amount" of Receivables or Affiliate Receivables means the gross face invoice amount thereof, less returns, discounts (the calculation of which shall be determined by Agent where optional terms are given), anticipation or any other unilateral deductions taken by Customers, and credits and allowances to Customers of any nature.

         "Net Worth" at a particular date means (a) the aggregate amount of all assets of Borrower on a Consolidated Basis as may be properly classified as such in accordance with GAAP consistently applied (including such assets as are properly classified as intangible assets under GAAP), less (b) the aggregate amount of all liabilities of Borrower on a Consolidated Basis.

         "Obligations" means and includes all Loans, all advances, debts, liabilities, obligations, covenants and duties owing by Borrower to (a) all Lenders (other than BNY) direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, whether existing by operation of law or otherwise now existing or hereafter arising under or as a result of this Agreement, the Ancillary Agreements and any Interest Rate Agreement entered into with any Lender (other than BNY) (or any Affiliate of a Lender (other than BNY)), together with all reasonable expenses and reasonable attorneys fees chargeable to Borrower's Account or incurred by a Lender in connection with Borrower's Account whether provided for herein or in any Ancillary Agreement and (b) BNY (or any corporation that directly or indirectly controls or is controlled by or is under common control with BNY) of every kind and description (whether or not evidenced by any note or other instrument and whether or not for the payment of money or the performance or non-performance of any act), direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, whether existing by operation of law or otherwise now existing or hereafter arising including, without limitation, any debt, liability or obligation owing from Borrower to others which BNY may have obtained by assignment or otherwise and further including, without limitation, all interest, charges or any other payments Borrower is required to make by law or otherwise arising under or as a result of this Agreement, the Ancillary Agreements and any Interest Rate Agreement entered into with a BNY Company, together with all reasonable expenses and reasonable attorneys' fees chargeable to Borrower's Account or incurred by Lender in connection with Borrower's Account whether provided for herein or in any Ancillary Agreement. "Obligations" shall also include all Canadian Subsidiary Obligations and U.K. Subsidiary Obligations and all other obligations, advances, debts, liabilities, covenants and duties owed by any Subsidiary of Borrower to a BNY Company or another Foreign Subsidiary Lender.

         "Original Owner" means Andrew McKelvey.

         "Partial Quarter" shall have the meaning set forth in Section 4(b)(ii).

         "Permitted Liens" means (i) liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business securing sums not overdue; (ii) liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, relating to employees, securing sums (a) not overdue or (b) being diligently contested in good faith provided that adequate reserves with respect thereto are maintained on the books of Borrower in conformity with GAAP, (iii) liens in favor of Agent on behalf of Lenders and Lender Affiliates or Persons party to an Interest Rate Agreement permitted hereunder, (iv) liens for taxes (a) not yet due or (b) being diligently contested in good faith, provided that adequate reserves with respect thereto are maintained on the books of Borrower in conformity with GAAP, (v) liens placed on equipment or on any fixed assets (a) within 180 days of their acquisition to secure a portion of the purchase price thereof or (b) which are being leased under a Capitalized Lease provided any such lien shall not encumber any other property of Borrower, (vi) liens securing borrowings under a

Foreign Secured Facility pursuant to Section 6(c) and (vii) liens specified on
Schedule 1(A) hereto.

         "Permitted Period" shall have the meaning provided in Section 2.1(d) hereof.

         "Permitted Unsecured Indebtedness" shall mean Unsecured Indebtedness which complies with each of the following requirements: (A) at the time of and immediately after giving effect to such Unsecured Indebtedness, there shall not have occurred an Event of Default or Incipient Event of Default, (B) such Unsecured Indebtedness shall not require any covenants, financial or otherwise, which are more burdensome or restrictive than those set forth in this Agreement and (C) if at the time of incurrence or at any time thereafter the outstanding principal balance of such Unsecured Indebtedness is equal to or exceeds $15,000,000 in the aggregate, then by its terms such Unsecured Indebtedness shall expressly provide that (1) following the occurrence of an Incipient Event of Default or Event of Default, (x) the Borrower shall make no partial payment or repayment in full of such Unsecured Indebtedness, whether in cash, in kind, in securities or in any other property ("Distribution") and, (y) following receipt of notice from Agent of the occurrence of an Event of Default or Incipient Event of Default ("BNY Default Notice") the holders of Unsecured Indebtedness (the "Unsecured Creditor") shall not be entitled to receive or retain any Distribution, (2) the Unsecured Creditor shall not exercise any remedies, commence any action or proceeding to recover any amounts due or to become due or accelerate the maturity of such Unsecured Indebtedness (collectively, "Creditor Remedies"), in the case of (1) and (2) above, for a period of one-hundred twenty (120) days following receipt by the Unsecured Creditor of a BNY Default Notice or the receipt by Agent of an Unsecured Creditor Default Notice (as hereafter defined), provided that the foregoing limitation on the exercise of Creditor Remedies shall not be applicable following the maturity or acceleration of all the Obligations and (3) the Unsecured Creditor shall deliver notice to Agent, simultaneously with any delivery to Borrower, of the occurrence of a default or event of default with respect to the Unsecured Indebtedness and its intention to exercise Creditor Remedies with respect to the Unsecured Indebtedness (an "Unsecured Creditor Default Notice").

         "Person" means an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

         "Prime Rate" means the prime commercial lending rate of Bank as publicly announced in New York, New York to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged to any particular class or category of customers.

         "Projections" means, with respect to Borrower on a Consolidated Basis and on a consolidating basis, forecasted: (a) balance sheets; (b) profit and loss statements; and (c) cash flow statements; all prepared on a Subsidiary by Subsidiary or division by division basis, if applicable, and otherwise consistent with the historical financial statements of Borrower, together with appropriate supporting details and a statement of underlying assumptions.

         "Publication Date" shall mean (a) with respect to directory publications, the date on which such issue takes effect (by way of example the Publication Date for the Dover Area of New Jersey July 1998 to June 1999 Yellow Book would be July 1, 1998), (b) with respect to publications other than directory publications, the date on which such publication is released to the general public, and (c) with respect to TV, radio and other electronic media, the date an advertisement is aired to the general public.

         "Purchasing Lender" shall have the meaning set forth in Section 15 hereof.

         "Quarterly Minimum" means $100,000,000.

         "Receivables" means and includes all of Borrower's now owned or hereafter acquired accounts and contract rights (including, without limitation, Affiliate Receivables acquired by Borrower, Receivables which are not documented by an invoice, Recruitment Media Billing Receivables and Media Billing Receivables), instruments, insurance proceeds, documents, chattel paper, letters of credit and Borrower's rights to receive payment thereunder, any and all rights to the payment or receipt of money or other forms of consideration of any kind at any time now or hereafter owing or to be owing to Borrower, all proceeds thereof and all files in which a Financial Party has any interest whatsoever containing information identifying or pertaining to any of Borrower's Receivables, together with all of Borrower's rights to any merchandise which is represented thereby, and all Borrower's right, title, security and guaranties with respect to each Receivable, including, without limitation, all rights of stoppage in transit, replevin and reclamation and all rights as an unpaid vendor.

         "Receivables Advance Rate" shall have the meaning set forth in Section 2.1(a)(y)(i).

         "Recruitment Media Billing Receivables" shall mean Receivables (other than Media Billing Receivables) arising out of recruitment advertising services where the Receivable is not invoiced until the respective advertisement has been published in the newspaper, magazine, or other publication or where the advertisement has been broadcast on the radio, television or other electronic media.

         "Required Lenders" shall mean (i) Lenders holding at least fifty-one percent (51%) in aggregate principal amount of the Loans outstanding at that time or (ii) if a single Lender holds fifty-one percent (51%) or more of the Loans outstanding, the lender holding at least fifty-one (51%) in principal amount of Loans outstanding at that time plus one additional Lender.

         "Retained Goods" shall have the meaning set forth in Section 8(h).

         "Revolving Credit Advances" shall mean all Loans (including Dollar Loans and Alternate Currency Loans) made hereunder other than Letters of Credit.

         "Scheduled Affiliates" shall mean those Persons which are listed on
Schedule 1(B) and which are Guarantors hereunder as well as those Scheduled Affiliates that hereafter become Guarantors and Scheduled Affiliates hereunder upon written notice to Agent and execution of all necessary documentation by such Scheduled Affiliate.

         "Settlement Date" means with respect to all Receivables and Affiliate Receivables, the same day on which the applicable Receivable or Affiliate Receivable is actually collected by Agent.

         "Sterling" and the sign "L" mean the lawful currency of the United Kingdom.

         "Sterling Loans" shall mean, as applicable, (i) Domestic Sterling Loans and (ii) UK Subsidiary Loans.

         "Stock Pledge Agreement" shall mean the Stock Pledge Agreement executed by Borrower dated November 4, 1997, as amended.

         "Subsidiary" of any Person means a corporation or other entity 50% or more of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

         "Subsidiary Stock" shall mean the issued and outstanding shares of stock of each Subsidiary directly owned by Borrower.

         "Term" means the Closing Date through and including November ___, 2003, subject to acceleration upon the occurrence of an Event of Default hereunder or other termination hereunder.

         "TMP Canada" shall mean TMP Worldwide Ltd., an Ontario corporation.

         "TMP UK" shall mean TMP Worldwide Holdings Limited.

         "Total Commitments" shall mean the sum of the U.S. Commitments, the U.K. Commitments and the Canadian Commitments.

         "Total Commitment Percentage" of any Lender or Foreign Subsidiary Lender shall mean the percentage of the aggregate of the Total Commitments constituted by its Total Commitment and as set forth opposite such Lender's or Foreign Subsidiary Lender's name on Exhibit 1.3(A) under the caption "Total Commitment Percentage", as same may be adjusted upon any assignment by a Lender pursuant to Section 15 hereof.

         "U.K. Base Rate" shall mean the base commercial lending rate of Lloyds Bank Plc., as publicly announced in London, England to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate.

         "U.K. Base Rate Loans" shall mean the Sterling Loans or any portion thereof bearing interest at a rate of interest determined by reference to the U.K. Base Rate.

         "U.K. Collateral" shall mean all of the assets (both real and personal) of Borrower and each of its Subsidiaries which are subject to liens or security interests described in the U.K. Security Documents.

         "U.K. Commitment" shall mean BNY UK's obligation to make U.K. Subsidiary Loans in an amount not to exceed the amounts set forth in the U.K. Credit Agreements, as such amount may be reduced from time to time as provided therein.

         "U.K. Credit Agreements" shall mean the Invoice Discounting Agreements between each of the U.K. Subsidiaries and BNY UK pursuant to which BNY UK makes Sterling Loan accommodations to the U.K. Subsidiaries and all other agreements executed in connection therewith.

         "U.K. Guaranty" shall mean the guaranty issued by Borrower or a Guarantor of the obligations of the U.K. Subsidiaries to BNY UK under the U.K. Credit Agreement.

         "U.K. LIBO Rate" shall mean the rate of interest equal to the offered quotation notified to the Agent by the Bank's London branch, two (2) Business Days prior to the first day of each calendar quarter for the offering by the Bank's London branch to prime commercial banks in the London interbank market for Sterling deposits in immediately available funds for a period equal to one month.

         "U.K. Receivables" means and includes all of each U.K. Subsidiary's now owned or hereafter acquired accounts and contract rights, instruments, insurance proceeds, documents, chattel paper, letters of credit and each U.K. Subsidiary's rights to receive payment thereunder, any and all rights to the payment or receipt of money or other forms of consideration of any kind at any time now or hereafter owing or to be owing to a U.K. Subsidiary, all proceeds thereof and all files in which any U.K. Subsidiary has any interest whatsoever containing information identifying or pertaining to any of a U.K. Subsidiary's Receivables, together with all of such U.K. Subsidiary's rights to any merchandise which is represented thereby, and all of such U.K. Subsidiary's right, title, security and guaranties with respect to each U.K. Receivable, including, without limitation, all rights of stoppage in transit, replevin and reclamation and all rights as an unpaid vendor.

         "U.K. Security Documents" shall mean each of the debentures executed by each U.K. Subsidiary in favor of BNY UK pursuant to which BNY UK is granted a Lien upon the U.K. Collateral as security for the U.K. Subsidiary Obligations and any guaranty and guaranty security agreement executed by Borrower or any other Person as collateral security for the U.K. Subsidiary Obligations, each as same may be amended, modified, supplemented or ratified from time to time.

         "U.K. Subsidiaries" shall mean Austin Knight, TMP UK, TMP Worldwide Limited, Lonsdale Advertising Services Limited, MSL International Limited and MSL Advertising Services Limited.

         "U.K. Subsidiary Loans" shall mean loans made by BNY UK to the U.K. Subsidiaries in accordance with the U.K. Credit Agreements.

         "U.K. Subsidiary Obligations" shall have the meaning given to the term "Obligations" under the U.K. Credit Agreements.

         "Unbilled Receivables" shall mean Receivables which have not been documented by an invoice.

         "Unsecured Creditor" shall mean any holder of Unsecured Indebtedness.

         "Unsecured Indebtedness" shall mean Indebtedness of a Person which is not secured by any assets of such Person.

         "U.S. Commitment" shall mean, as to each Lender, its obligation to make Loans to Borrower pursuant to the terms of this Agreement in an amount not to exceed at any one time outstanding the amount set forth opposite such Lender's name on Exhibit 1.3 under the heading "U.S. Commitment", as such amount may be reduced or increased upon any assignment by or to such Lender pursuant to
Section 15 hereof.

         "U.S. Commitment Percentage" of any Lender shall mean the percentage of the aggregate of Loans to Borrower constituted by its U.S. Commitment, as more fully described on Exhibit 1.3(B) as same may be adjusted upon any assignment by a Lender pursuant to Section 15 hereof.

         "Volume" shall have the meaning set forth in Section 4(b)(ii).

         "Week" shall mean the time period commencing with a Wednesday and ending on the following Tuesday.

         "Year 2000 Issue" means the material failure of computer software, hardware and firmware systems and equipment containing embedded computer chips to properly receive, transmit, process, manipulate, store, retrieve, re-transmit or in any other way utilize data and information due to the occurrence of the year 2000 or the inclusion of dates on or after January 1, 2000.

         (B) Accounting Terms. Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with GAAP.

         (C) Other Terms. All other terms used in this Agreement and defined in the Uniform Commercial Code as adopted in the State of New York, shall have the meaning given therein unless otherwise defined herein.
11
         2.       Loans; Letters of Credit.

         2.1.     Revolving Credit Advances

                  (a) Formula Amount. Subject to the terms and conditions set forth herein and in the Ancillary Agreements, each Lender, severally and not jointly, shall make Revolving Credit Advances to Borrower from time to time during the Term which, in aggregate amounts outstanding at any time equal such Lender's U.S. Commitment Percentage of (but not exceeding such Lender's U.S. Commitment) the lesser of (x) the Maximum Loan Amount less the aggregate amount of outstanding Letters of Credit and unreimbursed drawings under Letters of Credit or (y) an amount equal to the sum of:

                           (i) 90%, subject to the provisions of Section 2.1(d)
                  hereof ("Receivables Advance Rate") of the net face amount of Eligible Receivables and Eligible Unbilled Receivables, minus

                           (ii) the aggregate amount of outstanding Letters of
                  Credit, minus

                           (iii) the aggregate amount of unreimbursed drawings
                  under Letters of Credit, minus

                           (iv) such reserves as Agent may reasonably deem
                  proper and necessary from time to time in the exercise of its good faith judgment.

         The sum of 2.1(a)(y)(i), minus (ii) minus (iii) minus (iv) shall be referred to as the "Formula Amount".

                  (b) Dollar Loans and Alternate Currency Loans. Revolving Credit Advances may be (i) Dollar Loans in which case they may be made as one or more (A) Alternate Base Rate Loans, (B) LIBO Rate Loans or
         (C) any combination thereof, (ii) in Agent's discretion, Alternate Currency Loans, in which case they may be made as one or more (A) Alternate Currency Base Rate Loans, (B) Alternate Currency LIBO Rate Loans or (C) any combination thereof, provided, however, in no event shall

                           (1) the aggregate outstanding principal balance of
                  (a) Domestic Sterling Loans (determined on the basis of the Dollar Equivalent of each Sterling Loan) exceed $50,000,000 less the outstanding balance of the Dollar Equivalent of U.K. Subsidiary Obligations and (b) Domestic Canadian Loans (determined on the basis of the Dollar Equivalent of each Canadian Loan) exceed $10,000,000 less the outstanding balance of the Dollar Equivalent of Canadian Subsidiary Obligations,

                           (2) the sum of (a) Domestic Sterling Loans plus (b)
                  Domestic Canadian Loans plus (c) U.K. Subsidiary Obligations plus (d) Canadian Subsidiary Obligations (each determined on the basis of the Dollar Equivalent thereof) plus (e) any other Alternate Currency Loans exceed a Dollar Equivalent amount equal to 50% of the aggregate outstanding amount of Revolving Credit Advances or such larger amount as Agent in its sole discretion deems acceptable, or

                           (3) the sum of (a) Revolving Credit Advances
                  consisting of Dollar Loans plus (b) Revolving Credit Advances consisting of the Dollar Equivalent of Alternate Currency Loans plus (c) the aggregate amount of outstanding Letters of Credit plus (d) the aggregate amount of unreimbursed drawings under Letters of Credit exceed the lesser of (x) the Maximum Loan Amount or (y) the Formula Amount.

                  (c) Permitted Overadvances. Notwithstanding the limitations set forth above, BNY, for its own account, retains the right to lend Borrower from time to time such amounts in excess of such limitations as BNY may determine in its sole discretion. The term "BNY Overadvances" means voluntary overadvances made by BNY in its sole discretion which shall (A) be designated by BNY as a BNY Overadvance,
         (B) be due and payable to BNY on demand (subject to the last sentence of this subsection (c)), (C) not exceed $7,500,000 at any time outstanding, (D) be secured by the Collateral on a basis junior to all other Obligations of Borrower hereunder and (E) not result in the then aggregate Revolving Credit Advances outstanding exceeding the Maximum Loan Amount. BNY shall not demand repayment of a BNY Overadvance, unless after giving effect to such repayment the then aggregate outstanding principal balance of outstanding Loans (including any BNY Overadvances) is less than the lesser of (A) the Maximum Loan Amount or
         (B) the Formula Amount.

                  (d) Discretionary Rights. Borrower acknowledges that the good faith exercise of Agent's discretionary rights hereunder may result during the Term in one or more increases or decreases in the Receivables Advance Rate and Borrower hereby consents to any such increases or decreases which may limit or restrict advances requested by Borrower.

         2.2. (a) Canadian Subsidiary Loans. Canadian Subsidiary Loans shall be made solely pursuant to and in accordance with the Canadian Credit Agreement.

              (b) UK Subsidiary Loans. UK Subsidiary Loans shall be made solely pursuant to and in accordance with the U.K. Credit Agreements.

         2.3. Charges to Borrower's Account.

                  (a) On the date that any interest, fees, costs, charges or commissions to Agent or any Lender are due, Borrower shall thereby be deemed to have requested, and Agent is hereby authorized at its discretion to make and charge to Borrower's Account, a Revolving Credit Advance to Borrower as of such date in an amount equal to such unpaid interest, fees, costs, charges or commissions.

                  (b) Any sums expended by Agent or any Lender due to Borrower's failure to perform or comply with its obligations under this Agreement, including but not limited to the payment of taxes, insurance premiums or leasehold obligations, shall be charged to Borrower's Account as a Revolving Credit Advance and added to the Obligations.

         2.4. Statement of Account. Agent will account to Borrower monthly with a statement of all Loans and other advances, charges and payments made pursuant to this Agreement

("Borrower's Account"), and such account rendered by Agent shall be deemed final, binding and conclusive unless Agent is notified by Borrower in writing to the contrary within sixty (60) days of the date each account was rendered specifying the item or items to which objection is made.

         2.5. Disbursement of Loan Proceeds. All Loans shall be disbursed from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of Borrower to Agent and Lenders, shall be charged to Borrower's Account. During the Term, Borrower may use the Revolving Credit Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof. The proceeds of each Revolving Credit Advance requested by the Borrower or deemed to have been requested by the Borrower shall, with respect to requested Revolving Credit Advances to the extent the Lenders make such Revolving Credit Advances be made available to Borrower on the day so requested by way of credit to Borrower's operating account at such bank as Borrower may designate following notification to Agent, in immediately available federal or other immediately available funds or, with respect to Revolving Credit Advances deemed to have been requested, be disbursed to the Agent in payment of outstanding Obligations.

         2.6. Maximum Loan Amount; Adjustment of Maximum Loan Amount. The aggregate balance of Loans outstanding at any time shall not exceed the lesser of (x) the Maximum Loan Amount or (y) the Formula Amount. Upon Borrower's written request, the $175,000,000 limit on the Maximum Loan Amount may be increased to an amount not to exceed $225,000,000 effective upon the satisfaction of each of the following conditions: (i) no Incipient Event of Default or Event of Default shall have occurred and be continuing, (ii) each such increase in the Maximum Loan Amount shall be made in increments of $10,000,000, (iii) Borrower shall pay Agent for the benefit of Lenders participating in such increase a fee equal to one quarter of one percent (0.25%) of the amount of each increase (the "Line Increase Fee") and (iv) Required Lenders shall consent in writing to each such increase provided that no Lender shall be required to increase its Commitment Percentage or its Commitment without its prior written consent and provided further that each dissenting Lender hereby consents to any reduction in its Commitment Percentage resulting from any such increase in the Maximum Loan Amount. The Line Increase Fee shall be paid to Agent for the benefit of Lenders in proportion to each Lender's pro rata share of such increase.

         2.7. Letters of Credit. Subject to the terms and conditions hereof, Agent shall (a) issue or cause the issuance of Letters of Credit ("Letters of Credit") provided, however, that Agent will not be required to issue or cause to be issued any Letters of Credit to the extent that the face amount of such Letters of Credit would then cause the sum of (i) the outstanding Revolving Credit Advances plus (ii) outstanding Letters of Credit (with the requested Letter of Credit being deemed to be outstanding for purposes of this calculation) plus (iii) unreimbursed portion of drawn Letters of Credit to exceed the lesser of (x) the Maximum Loan Amount or (y) the Formula Amount which is calculated as if the requested Letter of Credit had been issued. The maximum amount of outstanding Letters of Credit under this Agreement, the U.K. Credit Agreement and the Canadian Credit Agreement shall not exceed $25,000,000 (including the Dollar Equivalent of any Alternate Currency Letters of Credit) in the aggregate at any time. All disbursements or payments related to Letters of Credit shall be deemed to be Revolving Credit Advances (and to the extent so deemed shall not be considered unreimbursed pursuant to clause

(iii) of this Section 2.7) and shall bear interest at the applicable Contract Rate; Letters of Credit that have not been drawn upon shall not bear interest. Letters of Credit shall be subject to the terms and conditions set forth in the Letter of Credit and Security Agreement attached hereto as Exhibit 2.7.

         2.8. Issuance of Letters of Credit.

                  (a) Borrower may request Agent to issue or cause the issuance of a Letter of Credit by delivering to Agent Agent's standard form of Letter of Credit and Security Agreement together with Bank's standard form of Letter of Credit Application (collectively, the "Letter of Credit Application"), completed to the satisfaction of Agent; and such other certificates, documents and other papers and information as Agent may reasonably request.

                  (b) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than twelve (12) months after such Letter of Credit's date of issuance and in no event later than the last day of the Term. Each Letter of Credit Application and each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (except that after January 1, 1998 each Standby Letter of Credit issued thereafter shall be subject instead to ISP98), and any amendments or revision thereof and, to the extent not inconsistent therewith, the laws of the State of New York.

         2.9. Requirements For Issuance of Letters of Credit.

                  (a) In connection with the issuance of any Letter of Credit Borrower shall indemnify, save and hold Agent and each Lender harmless from any loss, cost, expense, or liability, including, without limitation, payments made by Agent and any Lender, and expenses and reasonable attorneys' fees incurred by Agent or any Lender arising out of, or in connection with, any Letter of Credit to be issued or created for Borrower. Borrower shall be bound by Agent's or any issuing or accepting bank's regulations and good faith interpretations of any Letter of Credit issued or created for Borrower's Account, although this interpretation may be different from Borrower's own; and neither Agent nor any Lender, nor the bank which opened the Letter of Credit, nor any of its correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following Borrower's instructions or those contained in any Letter of Credit or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit, except for Agent's or any Lender's or such correspondents' willful misconduct.

                  (b) Borrower shall authorize and direct any bank which issues a Letter of Credit at Agent's direction to name Borrower as the "Account Party" therein and to deliver to Agent all instruments, documents, and other writings and property received by the bank pursuant to the Letter of Credit and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit, the application therefor or any acceptance therefor.

                  (c) In connection with all Letters of Credit issued or caused to be issued by Agent under this Agreement, Borrower hereby appoints Agent, or its designee, as its attorney, with full power and authority
         (i) to sign and/or endorse Borrower's name upon any warehouse or other receipts, letter of credit applications and acceptances; (ii) to sign Borrower's name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department ("Customs") in the name of Borrower or Agent or Agent's designee, and to sign and deliver to Customs officials powers of attorney in the name of Borrower for such purpose; and (iv) to complete in Borrower's name or Agent's, or in the name of Agent's designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither Agent nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Agent's or its attorney's willful misconduct. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

                  (d) Each Lender shall to the extent of the percentage amount equal to the product of such Lender's U.S. Commitment Percentage times the aggregate amount of all unreimbursed reimbursement obligations with respect to the Letters of Credit be deemed to have irrevocably purchased an undivided participation in each such unreimbursed reimbursement obligation. In the event that at the time a disbursement is made the outstanding balance of Revolving Credit Advances exceeds or would exceed, with the making of such disbursement, the lesser of the Maximum Loan Amount or the Formula Amount, and such disbursement is not reimbursed by Borrower within two (2) Business Days, Agent shall promptly notify each Lender and upon Agent's demand each Lender shall pay to Agent such Lender's proportionate share of such unreimbursed disbursement together with such Lender's proportionate share of Agent's unreimbursed costs and expenses relating to such unreimbursed disbursement. Upon receipt by Agent of a repayment from Borrower of any amount disbursed by Agent for which Agent had already been reimbursed by the Lenders, Agent shall deliver to each of the Lenders that Lender's pro rata share of such repayment. Each Lender's participation commitment shall continue until the last to occur of any of the following events: (A) Agent ceases to be obligated to issue Letters of Credit hereunder; (B) no Letter of Credit issued hereunder remains outstanding and uncancelled or (C) all Persons (other than Borrower) have been fully reimbursed for all payments made under or relating to Letters of Credit.

         2.10. Use of Proceeds. Borrower shall use the proceeds of the Loans to provide for its and its Subsidiaries' working capital needs and general corporate purposes and to finance permitted acquisitions as provided herein.

         2.11.    Repayment of Loans.

                  (a) Subject to Section 2.1(c) hereof with respect to BNY Overadvances, Borrower shall be required to (i) make a mandatory prepayment hereunder (or post cash collateral for outstanding Letters of Credit in accordance with Section 3(c)(iii)) at any time that the aggregate outstanding principal balance of the Loans made by Lenders to Borrower hereunder is in excess of the lesser of the (x) Maximum Loan Amount or (y) Formula Amount in an amount equal to such excess, and
         (ii) repay on the expiration of the Term (x) the then aggregate outstanding principal balance of Revolving Credit Advances made by any Lender to Borrower hereunder together with accrued and unpaid interest, fees, charges and commissions and (y) all other amounts owed any Lender under this Agreement and the Ancillary Agreements.

                  (b) Subject to Section 2.1(c) hereof with respect to BNY Overadvances, each payment (including each prepayment) by Borrower on account of the principal of and interest on the Revolving Credit Advances, shall be applied to the Revolving Credit Advances pro rata according to the U.S. Commitment Percentages of the Lenders. Except as expressly provided herein, all payments (including prepayments) to be made by Borrower on account of principal, interest and fees shall be made without set-off or counterclaim and shall be made to Agent on behalf of the Lenders, in each case on or prior to 2:00 P.M., New York time, in Dollars, with respect to Dollar Loans and in the applicable Alternate Currency with respect to Alternate Currency Loans and in immediately available funds.

                  (c) Unless Agent shall have been notified by telephone, confirmed in writing, by any Lender that such Lender will not make the amount which would constitute its U.S. Commitment Percentage of the Loans available to Agent, Agent may (but shall not be obligated to) assume that such Lender shall make such amount available to Agent and, in reliance upon such assumption, make available to Borrower a corresponding amount. Agent will promptly notify Borrower of its receipt of any such notice from a Lender. If such amount is made available to Agent on a date after a Lender Settlement Date, such Lender shall pay to Agent on demand an amount equal to the product of
         (i) the daily average federal funds rate (computed on the basis of a year of 360 days) during such period as quoted by Agent, times (ii) such amount, times (iii) the number of days from and including such Lender Settlement Date to the date on which such amount becomes immediately available to Agent. A certificate of Agent submitted to any Lender with respect to any amounts owing under this paragraph (c) shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to Agent by such Lender within three (3) Business Days after such Lender Settlement Date, Agent shall be entitled to recover such an amount, with interest thereon following such three (3) Business Day period at the rate per annum then applicable to Revolving Credit Advances hereunder, on demand from Borrower; provided, however, that Agent's right to such recovery shall not prejudice or otherwise adversely affect Borrower's rights (if any) against such Lender.

                  (d) If on any date the aggregate amount of Loans, based upon the Dollar Equivalent thereof, shall exceed the lesser of the Maximum Loan Amount and the Formula Amount, Borrower shall prepay the Loans in an aggregate principal amount such that immediately after giving effect thereto, the aggregate amount of Loans shall not exceed the lesser of the Maximum Loan Amount and Formula Amount based on the Dollar Equivalent thereof. In addition, if on any date that the Dollar Equivalent is required to be calculated pursuant to Section 29, the outstanding principal balance of (i) Alternate Currency Loans (including Domestic Sterling Loans and Domestic Canadian Loans) (determined on the basis of the Dollar Equivalent thereof) shall exceed a Dollar Equivalent amount equal to fifty percent (50%) of the outstanding amount of Revolving Credit Advances, (ii) Domestic Sterling Loans (determined on the basis of the Dollar Equivalent thereof) shall exceed $50,000,000, or (iii) Domestic Canadian Loans (determined on the basis of the Dollar Equivalent thereof) shall exceed $10,000,000, Borrower shall prepay such Alternate Currency Loans in an aggregate principal amount such that immediately after giving effect thereto, the outstanding principal balance of the Alternate Currency Loans, Domestic Sterling Loans and Domestic Canadian Loans (determined on the basis of the Dollar Equivalent thereof) shall not exceed the limits set forth in subsections (i), (ii) and (iii) above. Agent may increase each of the limits set forth in subsections (i), (ii) and (iii) above in the exercise of its sole discretion provided that at the time of such increase and after giving effect to any additional Alternate Currency Loans, the outstanding balance of Alternate Currency Loans does not exceed a Dollar Equivalent amount equal to fifty percent (50%) of the outstanding amount of Revolving Credit Advances or such larger amount as Agent in its discretion deems acceptable. Borrower shall indemnify Agent and each Lender and hold Agent and each Lender harmless from and against any and all losses or expenses that Agent and Lenders may sustain or incur as a consequence of any change in the applicable exchange rate affecting any Alternate Currency Loans.

         2.12.    Procedure for Revolving Credit Advances.

                  (a) Notice of Borrowing; Alternate Base Rate Loans. Borrower may (subject to the provisions of Sections 2.12(b) and (c) below), by telephonic notice (or at Agent's request by written notice) to Agent ("Borrowing Notice"), request a borrowing of Revolving Credit Advances which bear interest at the Alternate Base Rate or the Alternate Currency Base Rate prior to 1:00 P.M. New York time (i) on the Business Day of its request to incur, on that day, a Dollar Loan and (ii) at least one (1) Business Day prior to the date of borrowing specified in its request to incur a Domestic Canadian Loan or a Domestic Sterling Loan and (iii) at least three (3) Business Days prior to the date of borrowing specified in its request to incur any other Alternate Currency Loan. The Borrowing Notice shall specify (i) the date of the proposed borrowing (which shall be a Business Day), (ii) that portion of the Revolving Credit Advances then being requested which are to be
         (A) Dollar Loans and, if so, whether such borrowing is to consist of one or more Alternate Base Rate Loans, LIBO Rate Loans or a combination thereof or (B) as Alternate Currency Loans and, if so, whether such borrowing is to consist of (1) a Domestic Sterling Loan, Domestic Canadian Loan, an Alternate Currency Loan other than a Domestic Sterling Loan or a Domestic Canadian Loan or a combination thereof and
         (2) one or more Alternate Currency Base Rate Loans, Alternate Currency LIBO Rate Loans or a combination thereof and (iii) the amount to be borrowed, which amount shall be at least (A) $500,000 or an integral multiple of $100,000 with respect to Alternate Base Rate Loans, (B) (pound)250,000 or an integral multiple of (pound)100,000 with respect to U.K. Base Rate Loans, (C) Cdn 100,000 or an integral multiple of Cdn 50,000 with respect to Canadian Base Rate Loans and (D) such amounts and such integral amounts as Agent may require in its discretion with respect to all other Alternate Currency Loans (but in no event greater than a Dollar Equivalent equal to $250,000 or an integral multiple of $100,000).

                  (b) Alternate Currency Loans. Alternate Currency Loans shall be made at Agent's sole discretion and, notwithstanding the provisions of paragraph (a) above, (i) Borrower and Agent may establish an alternative procedure in the United Kingdom for the requesting and making of Domestic Sterling Loans and (ii) Agent shall not be obligated to accept Borrower's request for (A) a Domestic Sterling Loan at any time that the U.K. Subsidiaries shall have the right to request an advance under the U.K. Credit Agreement or (B) a Domestic Canadian Loan at any time that the Canadian Subsidiaries shall have the right to request an advance under the

         Canadian Credit Agreement. All Revolving Credit Advances shall be disbursed in the currency in which such Loan is to be made from whichever office or other place Agent or the Alternate Currency Bank may designate from time to time by notice to Borrower and, together with any and all other Obligations of Borrower to Lenders, shall be charged to Borrower's Account on Agent's books. Promptly upon receipt of notice from Borrower of its request for an Alternate Currency Loan or to continue an Alternate Currency Loan, Agent shall determine whether the requested Alternate Currency will be readily available to the Alternate Currency Bank in the interbank eurocurrency market in the normal course of business in the amount and for the Interest Period requested. Agent shall notify Borrower two (2) Business Days prior to the effective date of the requested Alternate Currency Loan of the determination made as to the availability of the requested Alternate Currency and the related Alternate Currency Base Rate or Alternate Currency LIBO Rate. If Agent notifies Borrower that such requested Alternate Currency is available, the obligation to make or continue any Alternate Currency Loan shall nevertheless be subject to the condition that there shall have occurred no change in circumstances in the interbank eurocurrency market after such notification and prior to the first day of the relevant Interest Period, which change of circumstance would, in the reasonable opinion of Agent or the Alternate Currency Bank, make it impractical for the requested Alternate Currency Loan to be made or continued in such Alternate Currency. If Agent or the Alternate Currency Bank so determines that such a circumstance has occurred in the interbank eurocurrency market or if Agent or the Alternate Currency Bank determines that the requested Alternate Currency is not readily available to it, Agent shall promptly notify Borrower thereof and such Alternate Currency Loan shall not be made, and any such continuation shall not be effected in such Alternate Currency; and any Alternate Currency Loan outstanding in such Alternate Currency that Borrower shall have so requested to be continued in such Alternate Currency shall be repaid at the end of the then current Interest Period, in the case of an Alternate Currency LIBO Rate Loan, or within two (2) Business Days, in the case of an Alternate Currency Base Rate Loan. Borrower may not request that any Alternate Currency Loan originally made in one Alternate Currency be subsequently converted into another Alternate Currency but must repay such Alternate Currency Loan and, subject to the terms and conditions of this Agreement, may reborrow in the other Alternate Currency. Any and all Obligations due and owing hereunder may be charged to Borrower's Account and shall constitute Revolving Credit Advances.

                  (c) LIBO Rate Loans. Notwithstanding the provisions of (a) above, in the event Borrower desires to obtain a LIBO Rate Loan or an Alternate Currency LIBO Rate Loan, it shall give Agent at least three
         (3) Business Days' prior written notice; specifying (i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount to be borrowed, which amount on the date of such Loan shall be not less than (A) $1,000,000 and be an integral multiple of $500,000 with respect to LIBO Rate Loans, (B) Cdn 250,000 and be an integral multiple of Cdn 100,000 with respect to Canadian LIBO Rate Loans and (C) such amounts and such integral amounts as Agent may require in its discretion with respect to all other Alternate Currency LIBO Rate Loans (but in no event greater than a Dollar Equivalent equal to $250,000 or an integral multiple of $100,000), and
         (iii) the duration of the first Interest Period therefor. "Interest Periods" for LIBO Rate Loans and Alternate Currency LIBO Rate Loans shall be for one, two, three or six months. No LIBO Rate Loan or Alternate

         Currency LIBO Rate Loan shall be made available to Borrower during the continuance of an Incipient Event of Default or an Event of Default.

                  (d) Interest Periods. Each Interest Period of a LIBO Rate Loan or an Alternate Currency LIBO Rate Loan shall commence on the date such LIBO Rate Loan or Alternate Currency LIBO Rate Loan is made and shall end on such date as Borrower may elect as set forth in (c)(iii) above provided that:

                           (i) any Interest Period which would otherwise end on
                  a day which is not a Business Day shall be the next preceding or succeeding Business Day as is the Bank's or the Alternate Currency Bank's custom in the market to which such LIBO Rate Loan or Alternate Currency LIBO Rate Loan relates;

                           (ii) no Interest Period shall end after the last day
                  of the Term; and

                           (iii) any Interest Period which begins on a day for
                  which there is no numerically corresponding day in the calendar month during which such Interest Period is to end, shall (subject to clause (i) above) end on the last day of such calendar month.

         Borrower shall elect the initial Interest Period applicable to a LIBO Rate Loan or an Alternate Currency LIBO Rate Loan by its notice of borrowing given to Agent pursuant to Section 2.12(a) or by its notice of conversion given to Agent pursuant to Section 2.12(e), as the case may be. Borrower shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Agent of such duration not less than three (3) Business Days prior to the last day of the then current Interest Period applicable to such LIBO Rate Loan or Alternate Currency LIBO Rate Loan. If Agent does not receive timely notice of the Interest Period elected by Borrower, Borrower shall be deemed to have elected to convert such LIBO Rate Loan to an Alternate Base Rate Loan and such Alternate Currency Loan to an Alternate Currency Base Rate Loan, in each case subject to Section 2.12(e) hereof.

                  (e) Conversion. Provided that no Event of Default shall have occurred and be continuing, Borrower may convert any LIBO Rate Loan, Alternate Currency LIBO Rate Loan, Alternate Base Rate Loan or Alternate Currency Base Rate Loan into a loan of another type in the same aggregate principal amount provided that any conversion of a LIBO Rate Loan or Alternate Currency LIBO Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such LIBO Rate Loan. If Borrower desires to convert a Loan, it shall give Agent not less than three (3) Business Days' prior written notice to convert from an Alternate Base Rate Loan or Alternate Currency Base Rate Loan to a LIBO Rate Loan or Alternate Currency LIBO Rate Loan or one (1) Business Day's prior written notice to convert from a LIBO Rate Loan or Alternate Currency LIBO Rate Loan to an Alternate Base Rate Loan or Alternate Currency Base Rate Loan, specifying the date of such conversion, the loans to be converted and if the conversion is from an Alternate Base Rate Loan or Alternate Currency Base Rate Loan to any LIBO Rate Loan or Alternate Currency LIBO Rate Loan, the duration of the first Interest Period therefor. After giving effect to each such conversion, there shall not be outstanding more than twenty (20) LIBO Rate Loans and Alternate Currency LIBO Rate Loans, in the aggregate.

                  (f) Prepayment of LIBO Rate Loans. At its option and upon three (3) Business Days' prior written notice, Borrower may prepay the LIBO Rate Loans or the Alternate Currency LIBO Rate Loans in whole at any time, with accrued interest on the principal being prepaid to the date of such repayment. In the event that any prepayment of a LIBO Rate Loan or Alternate Currency LIBO Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, Borrower shall indemnify Agent, Lenders and the Alternate Currency Bank therefor in accordance with Section 2.12(g) hereof. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent, any Lender or the Alternate Currency Bank to Borrower shall be conclusive absent manifest error.

                  (g) Indemnification. Borrower shall indemnify Agent, Lenders and the Alternate Currency Bank and hold Agent, Lenders and the Alternate Currency Bank harmless from and against any and all losses or expenses that Agent and Lenders and the Alternate Currency Bank may sustain or incur as a consequence of any prepayment, conversion of or any default by Borrower in the payment of the principal of or interest on any LIBO Rate Loan or Alternate Currency LIBO Rate Loan or failure by Borrower to complete a borrowing of, a prepayment of or conversion of or to a LIBO Rate Loan or an Alternate Currency LIBO Rate Loan after notice thereof has been given, including (but not limited to) any interest payable by Agent, Lenders or the Alternate Currency Bank to lenders of funds obtained by it in order to make or maintain its LIBO Rate Loans and Alternate Currency LIBO Rate Loans hereunder.

         3. Interest and Fees.

                  (a)      Rate of Interest; Applicable Margin.

                           (i) Except as modified by Section 3(a)(iii) below,
                  interest on Revolving Credit Advances shall be paid to Agent for the benefit of the Lenders in arrears on the last day of each quarter with respect to Alternate Base Rate Loans and Alternate Currency Base Rate Loans and at the end of each Interest Period with respect to LIBO Rate Loans and Alternate Currency LIBO Rate Loans or for LIBO Rate Loans and Alternate Currency LIBO Rate Loans with an interest period in excess of three months, at the earlier of (i) the three month anniversary date of the commencement of such LIBO Rate Loan or Alternate Currency LIBO Rate Loan or (ii) the end of the Interest Period. Interest charges shall be computed on the actual principal of Revolving Credit Advances outstanding during the month (the "Monthly Advances") at a rate per annum equal to the applicable Contract Rate. Whenever subsequent to the date of this Agreement, the Alternate Base Rate or the Alternate Currency Base Rate is increased or decreased, the applicable Contract Rate for Alternate Base Rate Loans or Alternate Currency Base Rate Loans, as the case may be, shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate or Alternate Currency Base Rate during the time such change or changes remain in effect. Notwithstanding anything in this Agreement to the contrary, the Applicable Margin for Canadian Base Rate Loans and U.K. Base Rate Loans shall be increased or decreased as the case may be, on the first day of each calendar quarter, such that the Contract Rate for (i) Canadian Base Rate Loans shall be equal to ten (10) basis points in excess of the Contract Rate for one month Canadian LIBO Rate

                  Loans in effect on the first Business Day of each quarter and
                  (ii) the Contract Rate for UK Base Rate Loans shall be equal to the UK LIBO Rate for an Interest Period equal to one month plus the Applicable Margin for Alternate Currency LIBO Rate Loans in effect on the first Business Day of each quarter provided that the Contract Rate for Canadian Base Rate Loans and UK Base Rate Loans shall thereafter be increased or decreased, as the case may be, upon any increase or decrease of the Canadian Prime Rate and the UK Base Rates, respectively.

                           (ii) Interest shall be computed on the basis
                  of actual days elapsed over a 360-day year.

                           (iii) Upon the occurrence and during the continuance
                  of an Event of Default, at Agent's option, interest shall be payable at the Default Rate; provided, however, that the Default Rate shall not be imposed until the expiration of a period of thirty (30) days from the date of occurrence of any Event of Default described in Section 18(c) of this Agreement.

                           (iv) Notwithstanding the foregoing, in no
                  event shall interest exceed the maximum rate permitted under any applicable law or regulation, and if any provision of this Agreement or an Ancillary Agreement is in contravention of any such law or regulation, such provision shall be deemed amended to provide for interest at said maximum rate and any excess amount shall either be applied, at Lender's option, to the outstanding Loans in such order as Lender shall determine or refunded by Lender to Borrower.

                           (v) Borrower shall pay principal, interest and all
                  other amounts payable hereunder, or under any Ancillary Agreement, without any deduction whatsoever, including, but not limited to, any deduction for any set-off or counterclaim.

                           (vi) So long as no Incipient Event of Default or
                  Event of Default shall have occurred and be continuing, the Applicable Margin shall be increased or decreased, as the case may be, prospectively, as provided in the definition of Applicable Margin, as of the first day of the first month that occurs more than five (5) days after delivery of Borrower's financial statements delivered pursuant to Section 11 hereof, based upon the ratios of Funded Indebtedness to EBITDA with respect to the four (4) fiscal quarters then ended as reported upon in the applicable financial statements. Notwithstanding anything in this Agreement to the contrary, during the first two consecutive fiscal quarters following the Closing Date the Applicable Margin shall not exceed (a) (.875%) with respect to LIBO Rate Loans and Alternate Currency LIBO Rate Loans,
                  (b) zero percent (0%) with respect to Alternate Base Rate Loans, (c) (-0.775%) with respect to Canadian Base Rate Loans and (d) (1.025%) with respect to U.K. Base Rate Loans. For purposes of determining the Applicable Margin, Funded Indebtedness and EBITDA shall be calculated on a pooling of interest basis in accordance with GAAP from the commencement of the four (4) fiscal quarter period then ended and being reported upon, giving pro forma effect to Acquisitions made in compliance with subsections 12.3(f) and (g), subject to satisfaction of either one of the following conditions:

                                    (A) Agent (or a BNY Company, solely with
                           respect to collateral securing Foreign Subsidiary Obligations) shall have obtained and maintain either
                           (1) a perfected, first priority security interest in 100% of the Receivables of the acquired company and each of its Subsidiaries or
                           (2) a pledge of 100% of the issued shares of each acquired company which is a Domestic Person or at least 65% of the issued shares of each acquired company which is not a Domestic Person; or

                                    (B) Agent (or the BNY Companies, solely
                           with respect to collateral securing Foreign
                           Subsidiary Obligations) shall have obtained and shall maintain a security interest in (by having a perfected, first priority security interest in Receivables and/or a pledge of 100% of the issued shares of each Subsidiary which is a Domestic Person or at least 65% of the issued shares of each Foreign Subsidiary) at least 85% of all Receivables of Borrower on a Consolidated Basis.

                           To the extent Borrower demonstrates to
                           Agent's satisfaction that applicable laws make a pledge of the shares or Receivables of a Foreign Subsidiary illegal, impractical or overly burdensome or costly, Borrower may satisfy the requirements of subsection (A) above by providing a pledge of 100% of the shares of a Subsidiary which is U.S. holding company for such Foreign Subsidiary.

                           (b) Intentionally Omitted.

                           (c) Fees.

                           (i) Unused Line Fee. In the event the average
                  closing daily unpaid balances of all Loans plus the Dollar Equivalent of the outstanding balance of Foreign Subsidiary Obligations during any calendar month is less than $175,000,000 (as same may be increased upon any increase in the Maximum
                  Loan Amount pursuant to Section 2.6 hereof),
                  Borrower shall pay to Agent, for the ratable benefit of Lenders and Foreign Subsidiary Lenders, a fee at a rate per annum equal to the Applicable Margin for the Unused Line Fee of the amount by which $175,000,000 (as same may be increased upon any increase in the Maximum Loan Amount pursuant to Section 2.6 hereof) exceeds such average daily unpaid balance. Any Risk Participation purchased or funded by the Lenders pursuant to Section 28(m) shall not, for purposes of such Unused Line Fee, be deemed to be usage of a Commitment or outstanding Loans. Such fee shall be calculated on the basis of a year of 360 days and actual days elapsed, and shall be charged to Borrower's
                  Account on the first day of each month with respect to the prior month.

                           (ii) Arranging Fee. Borrower shall pay Agent, for
                  the ratable benefit of Lenders, on the Closing
                  Date and on the date of each increase in the Maximum Loan Amount (subject to Section 2.6) an arranging fee equal to one quarter of one percent
                  (.25%) of the Maximum Loan Amount.

                           (iii) Letter of Credit Fees. Borrower shall pay
                  Agent, for the ratable benefit of Lenders, (i) (A) for issuing or causing the issuance of a standby
                  Letter of Credit, a fee computed at a rate per annum equal to the Applicable Margin for Standby
                  Letters of Credit of the outstanding amount thereof from time to time and (B) for issuing or causing the issuance of a

                  Letter of Credit that is not a standby Letter of Credit, a fee equal to 1/4% of the original and each increase in the face amount thereof for each 30 days or part thereof of its term (the fees set forth in (A) and (B) referred to as "Letter of Credit Fees") and (ii)
                  Bank's other customary charges payable in connection with Letters of Credit as in effect from time to time (which charges shall be furnished to Borrower by Agent upon request). Such fees and charges shall be payable (i) in the case of any Letter of Credit, on its opening, (ii) in the case of a standby Letter of Credit, (A) monthly thereafter in advance and (B) upon each increase in the outstanding amount thereof and
                  (iii) in the case of any Letter of Credit that is not a standby Letter of Credit, at the time of each increase in face amount thereof. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in Bank's prevailing charges for that type of transaction. All Letter of Credit Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason. For purposes of calculating any fees payable hereunder any amount which is denominated in a currency other than Dollars shall be valued based on the Dollar Equivalent. Upon the occurrence and during the continuance of an Event of Default, at Agent's option Letter of Credit
                  Fees shall be payable at a rate equal to one percent (1%) in excess of the Letter of Credit
                  Fees set forth above; provided, however that such default rate shall not be imposed until the expiration of a period of thirty (30) days from the date of occurrence of any Event of Default described in Section 18(c) of this Agreement.

                       On demand, after the occurrence and during the
                  continuance of an Event of Default, Borrower will cause cash to be deposited and maintained in an account with Agent, as cash collateral, in an amount equal to one hundred percent (100%) of the outstanding Letters of Credit, and Borrower hereby irrevocably authorizes Agent, in its discretion, on Borrower's behalf and in Borrower's name, to open such an account and to make and maintain deposits therein, or in an account opened by Borrower, in the amounts required to be made by Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of Borrower coming into any Lender's possession at any time. Agent will invest such cash collateral (less applicable reserves) in such short-term money-market items as to which Agent and Borrower mutually agree and the net return on such investments shall be credited to such account and constitute additional cash collateral. Borrower may not withdraw amounts credited to any such account except upon payment and performance in full of all Obligations and termination of this Agreement or when an Event of Default ceases to exist.

                  (d) Increased Costs. In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by any Lender (for purposes of this Section 3(d), the term "Lender" shall include any Lender, any corporation or bank controlling Lender and any Alternate Currency Bank) with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

                           (i) subject any Lender to any tax of any kind
                  whatsoever with respect to this Agreement or change the basis of taxation of payments to any Lender of principal, fees, interest or any other amount payable hereunder or under any Ancillary Agreements (except for changes in the rate of tax on the overall net income of any Lender by the jurisdiction in which it maintains its principal office);

                           (ii) impose, modify or hold applicable any reserve,
                  special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of any Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

                           (iii) impose on any Lender any other condition with
                  respect to this Agreement or any Ancillary Agreements;

                  and the result of any of the foregoing is to increase the cost to any Lender of making, renewing or maintaining its Loans hereunder by an amount that any Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Loans by an amount that any Lender deems to be material, then, in any case Borrower shall promptly pay such Lender, upon its demand, such additional amount as will compensate such Lender for such additional cost or such reduction, as the case may be. Agent shall certify the amount of such additional cost or reduced amount to Borrower, and such certification shall be conclusive absent manifest error.

                  (e)      Capital Adequacy.

                           (i) In the event that Agent shall have determined
                  that any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender (for purposes of this Section 3(e), the term "Lender" shall include any Lender, any corporation or bank controlling any Lender and any Alternate Currency Bank) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on any Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then, from time to time, Borrower shall pay upon demand to such Lender such additional amount or amounts as will compensate such Lender for such reduction. In determining such amount or amounts, such Lender may use any reasonable averaging or attribution methods. The protection of this Section shall be available to such Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition.

                           (ii) A certificate of Agent setting forth such amount
                  or amounts as shall be necessary to compensate Lender with respect to Section 3(e) hereof when delivered to Borrower shall be conclusive absent manifest error.

                  (f) Matured Funds. On the last day of each month during the Term, BNY shall credit Borrower's Account with interest at the Matured Funds Rate in effect during such month on the average daily balance during such month of any amounts payable by BNY to Borrower hereunder which are not drawn by Borrower on the Settlement Date.

                  (g) Withholding Taxes; Non-US Transferees.

                           (i) All sums payable by any Financial Party under
                  this Agreement shall be paid in full without set off or counterclaim and free and clear of and without any deduction or withholding for or on account of, any present or future withholding or similar taxes.

                           (ii) If any Financial Party shall be required by law
                  to make any such deduction or withholding from any payment for the account of Lender, then such Financial Party will ensure that such deduction or withholding does not exceed the minimum legal liability therefor and will forthwith pay to Agent or any Lender such additional amount as will result in the receipt by Agent or such Lender of the full amount which would otherwise have been receivable hereunder had no such deduction or withholding been made.

                           (iii) If a Financial Party pays any additional amount
                  referred to in sub-clause (ii) above ("tax payment") to Agent or any Lender pursuant to the clause and Agent or such Lender, in its absolute discretion, effectively obtains a refund of that tax payment ("tax credit") which it is able to identify as being attributable to that tax payment, then if it can, do so without prejudicing the retention of that tax credit, Agent or such Lender shall reimburse such Financial Party such proportion of that tax credit as it determines will leave it (after such reimbursement) in no better or worse position than if that tax payment had not been required. Agent or such Lender shall have complete discretion as to (a) whether to claim any tax credit (and, if so, the extent, order and manner of such claim) and (b) whether any amount is due from it hereunder (and, if so, the amount and time of payment). Neither Agent nor any Lender shall be obliged to disclose any information regarding its tax affairs and computations.

                           (iv) Each Lender (or Transferee) that is not a
                  citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall deliver to Borrower and Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871
                  (h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, an annual certificate representing that such Non-U.S. Lender is not a "bank" for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of Borrower and is not a controlled foreign corporation related to Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from U.S. federal withholding tax on all payments by Borrower under this Agreement and the other Ancillary Agreements. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement) or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose).

                           (v) In the event that Agent shall have determined
                  that any applicable tax law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by any Lender necessitates an amendment, modification or supplement to this Agreement, Borrower will cooperate with Agent in completing any such amendment, modification or supplement.

         4. Accounts Receivables Management.

                  (a) BNY, for itself and not in its capacity as Agent, shall perform accounts receivable management and record keeping services ("ARM Services") with respect to all Receivables and Affiliate Receivables (excluding Foreign Receivables but including Receivables of any U.S. Subsidiary of any Foreign Subsidiary). The procedure manual BNY has delivered to Borrower describes BNY's current practices and procedures regarding its ARM Services. BNY reserves the right to vary such practices and procedures from time to time in its sole discretion. BNY's liability to Borrower for any alleged failure on BNY's part to provide adequate ARM Services shall be expressly limited to a refund of commissions paid by Borrower during the period of such alleged failure and BNY shall have no liability of any kind whatsoever for consequential or other damages or penalties based upon any such alleged failure on BNY's part unless BNY shall have significantly and materially adversely departed from its published practices and procedures. Borrower or BNY may, upon ninety (90) days prior written notice, terminate BNY's right and obligation to provide ARM Services regarding Borrower's Receivables and Affiliate Receivables, provided that Borrower shall continue to remit the proceeds of such Receivables or Affiliate Receivables to a Blocked Account maintained by Borrower in accordance with Section 22 hereof. Upon an Event of Default and during the continuance thereof, BNY itself or through BNY U.K. for itself and not in its capacity as Agent may, in its sole discretion, perform the ARM Services described herein with respect to U.K. Receivables as described herein.

                  (b)      Commission.

                           (i) In consideration of the ARM Services to be
                  provided by BNY hereunder, Borrower shall pay to BNY monthly, for its own account and not in its capacity as Agent hereunder, on the first day of each month with respect to the prior month, a commission at the rate of .125% of the gross face amount of each invoice evidencing Receivables and Affiliate Receivables (including, at BNY's discretion, upon the occurrence and during the continuance of an Event of Default, U.K. Receivables) for which BNY is performing ARM Services.

                           (ii) Notwithstanding anything contained within the
                  foregoing subsection (i) to the contrary, the aggregate amount of Receivables and Affiliate Receivables with respect to which Borrower shall be obligated to pay commissions hereunder and with respect to which Agent shall perform ARM Services hereunder ("Volume") shall not be less than the Quarterly Minimum (A) for each calendar quarter during the Term when BNY is performing ARM Services (a "Contract Quarter") or (B) for that part of the Contract Quarter during which BNY is performing ARM Services in the event of termination of such ARM Services prior to the end of a Contract Quarter (a "Partial Quarter"), provided, however, if ARM Services are terminated after the first day of a Contract Quarter, the Volume with respect to which Borrower shall pay commissions shall not be less than the sum of (1) the Quarterly Minimum for the ninety (90) day period preceding the effective date of the termination of ARM Services plus (2) the Quarterly Minimum prorated for the number of days after the first day of the month to the date such 90 day notice of termination is given to BNY ((1) plus (2), collectively, an "ARM Termination Partial Quarter"). By way of example, if any party delivers a notice of termination on July 10 of any year, Borrower shall pay commissions based upon (i) the Volume for the period from July 10 to and including October 8 of such year, but in no event shall the Volume for such period be less than the Quarterly Minimum plus (ii) the Volume for the ten day period from July 1 to July 10 but in no event shall the Volume for such period be less than the prorated Quarterly Minimum. In the event the Volume during any Contract Quarter, Partial Quarter or ARM Termination Partial Quarter as applicable is less than the Quarterly Minimum, then BNY shall charge to Borrower's Account in an amount equal to the amount by which the commission on the Quarterly Minimum exceeds the commission on the Volume of the Contract Quarter, the Partial Quarter or the ARM Termination Partial Quarter as applicable. The foregoing amounts which BNY shall charge to Borrower's Account are hereinafter referred to as "Minimum Volume Charges". BNY shall compute the Minimum Volume Charges on a calendar quarterly basis and charge Borrower's Account for the same on the first day of the month following the end of such calendar quarter or on the first day of the month following the effective date of termination of ARM Services in the case of a Partial Quarter or ARM Termination Partial Quarter.

         5. Conditions.

         5.1. Conditions to Initial Loans. Notwithstanding any other provisions contained in this Agreement, the agreement of Agent and Lenders to make the initial Loans requested to be made on the Closing Date is subject to the satisfaction, or waiver by Agent, immediately prior to or concurrently with the making of such Loans, of the following conditions precedent:

                  (a) Loan Agreement. Agent shall have received counterparts of this Agreement signed by each of the parties hereto.

                  (b) Closing Documents. Agent shall have received, in form and substance satisfactory to Agent, executed Guaranty Agreements, Guaranty Security Agreements, Stock Pledge Agreements and all other Ancillary Agreements, in each case to the extent not currently existing, and each of the other documents described in this Section 5.1, each in form and substance satisfactory to Lenders;

                  (c) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by this Agreement, any Ancillary Agreement or under law or reasonably requested by Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

                  (d) Corporate Proceedings of Borrower. Agent shall have received a copy of the resolutions in form and substance reasonably satisfactory to Agent, authorizing (i) the execution, delivery and performance of this Agreement and any related agreements (collectively the "Documents") and (ii) the granting by Borrower and Guarantors of the security interests in and liens upon the Collateral in each case certified by the Secretary or an Assistant Secretary of Borrower or the applicable Guarantor as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

                  (e) Incumbency Certificates of Borrower. Agent shall have received a certificate of the Secretary or an Assistant Secretary of Borrower and each Guarantor, dated the Closing Date, as to the incumbency and signature of the officers of Borrower and such Guarantor executing this Agreement or any Ancillary Agreement, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

                  (f) Certificates. Agent shall have received a copy of the Articles or Certificate of Incorporation of Borrower and each Guarantor, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation together with copies of the By-Laws of Borrower and such Guarantor;

                  (g) Good Standing Certificates. Agent shall have received good standing certificates for Borrower and Guarantors dated not more than 10 days prior to the Closing Date, issued by the Secretary of State or other appropriate official of Borrower's and each Guarantor's jurisdiction of incorporation and each jurisdiction where the conduct of Borrower's and each Guarantor's business activities or the ownership of its properties necessitates qualification;

                  (h) Legal Opinion. Agent shall have received the executed legal opinions of Fulbright & Jaworski L.L.P., counsel to Borrower, each in form and substance satisfactory to Agent which shall cover such matters incident to the transactions contemplated by this Agreement and related agreements as Agent may reasonably require and Borrower hereby authorizes and directs such counsel to deliver such opinions to Agent and the Lenders;

                  (i) No Litigation. (i) No litigation, investigation or proceeding before or by any arbitrator or governmental authority shall be continuing or threatened against Borrower or against the officers or directors of Borrower (A) in connection with this Agreement or the

         Ancillary Agreements or any of the transactions contemplated thereby and which, in the reasonable opinion of Agent, is deemed material or
         (B) which if adversely determined, could, in the reasonable opinion of Agent, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to Borrower or the conduct of its business or inconsistent with the due consummation of the transactions contemplated by this Agreement shall have been issued by any governmental authority;

                  (j) Fees. Agent shall have received all fees (including all accrued fees and reasonable fees and expenses of counsel) payable to Agent and the Lenders on or prior to the Closing Date. Agent shall have the option to charge Borrower's Account for such fees.

                  (k) Payment Instructions. Agent shall have received written instructions from Borrower directing the application of proceeds of the initial Loans made pursuant to this Agreement;

                  (l) Consents. Agent shall have received any and all governmental and third party consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Ancillary Agreements; and, Agent shall have received such consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary;

                  (m) No Material Adverse Effect. (i) Since June 30, 1998, there shall not have occurred (x) any material adverse change in the condition, financial or otherwise, operations, properties or prospects of Borrower or any Guarantor which could have a Material Adverse Effect, (y) no material damage or destruction to any of the Collateral nor any material depreciation in the value thereof and (z) no event, condition or state of facts which could have a Material Adverse Effect and (ii) no representations made or information supplied to Agent or any Lender shall have been proven to be inaccurate or misleading in any material respect;

                  (n) Closing Certificate. Agent shall have received a closing certificate signed by the Chief Financial Officer of Borrower dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the Ancillary Agreements are true and correct on and as of such date, (ii) Borrower is on such date in compliance with all the terms and provisions set forth in this Agreement and the other Documents and (iii) on such date no Incipient Event of Default or Event of Default has occurred or is continuing;

                  (o) Financial Condition Certificate. Agent shall have received an executed Financial Condition Certificate in the form attached hereto as Exhibit 5.1(o).

                  (p) Projections. Agent shall have received the Projections dated as of the Closing Date, copies of which are attached hereto as
         Schedule 5.1(p), which Projections shall be prepared by the Chief Financial Officer of Borrower in light of the past operations of its businesses, and shall reflect projections for the five-year period beginning on January 1, 1999 on a quarter by quarter basis for the first year and on a year by year basis thereafter. The Projections are based upon estimates and assumptions stated therein, all of which Borrower believes to be reasonable and fair in light of current conditions and current facts known to

         Borrower and, as of the Closing Date, reflect Borrower's good faith and reasonable estimates of the future financial performance of Borrower and of the other information projected therein for the period set forth therein.

                  (q) Information; Collateral Examination. Agent shall have received all financial, business and other information regarding Borrower and its Subsidiaries and their properties as Agent shall have reasonably requested and all such information received by Agent prior to the Closing Date shall be true and correct in all material respects.

                  (r) Warranties and Representations. All of the warranties and representations contained in this Agreement or any Ancillary Agreement shall be true and correct in all material respects on and as of the date of such Revolving Credit Advance or issuance of Letters of Credit as if made on such date and each request for a Revolving Credit Advance or Letter of Credit shall constitute an affirmation by Borrower that such warranties and representations are then true and correct in all material respects in each case, except to the extent that such warranties and representations either relate to an earlier date or shall be untrue or incorrect solely as a result of occurrences permitted under this Agreement or are consented to by Agent or the Required Lenders in writing.

                  (s) No Default. No Event of Default shall have occurred or will result from such Revolving Credit Advance or issuance of Letter of Credit and no Incipient Event of Default shall have occurred which may become an Event of Default or will result from such Revolving Credit Advance or issuance of Letter of Credit.

                  (t) Ratification Agreement. Borrower, General Directory Advertising Services, Inc. and M.S.I. - Market Support International, Inc. shall execute and deliver to Agent a Reaffirmation, Ratification and Amendment Agreement in the form attached hereto as Exhibit 5.1(t).

                  (u) UK Credit Agreement and Canadian Credit Agreement. The Canadian Subsidiaries and the UK Subsidiaries and Borrower shall execute and deliver amendments and supplements to the Canadian Credit Agreement and the Canadian Security Documents and the UK Credit Agreement and the UK Security Documents, each in forms satisfactory to Canadian Lender and BNY UK, respectively.

                  (v) Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to Agent, the Lenders and their counsel.

         5.2 Conditions to All Loans. Notwithstanding any other provisions contained in this Agreement, the making of each Revolving Credit Advance and issuance of a Letter of Credit provided for in this Agreement shall be conditioned upon the satisfaction of the matters set forth in this Section 5.2, and each request by Borrower for a Revolving Credit Advance or Letter of Credit shall constitute a representation to Agent and the Lenders that each such condition set forth below has been met or satisfied.

                  (a) Warranties and Representations. All of the warranties and representations contained in this Agreement or any Ancillary Agreement shall be true and correct in all material respects on and as of the date of such Revolving Credit Advance or issuance of Letters of Credit as if made on such date and each request for a Revolving Credit Advance or Letter of Credit shall constitute an affirmation by Borrower that such warranties and representations are then true and correct in all material respects in each case, except to the extent that such warranties and representations either relate to an earlier date or shall be untrue or incorrect solely as a result of occurrences permitted under this Agreement or are consented to by Agent or the Required Lenders in writing.

                  (b) No Event of Default. No Event of Default shall have occurred or will result from such Revolving Credit Advance or issuance of Letter of Credit and no Incipient Event of Default shall have occurred which may become an Event of Default or will result from such Revolving Credit Advance or issuance of Letter of Credit.

         6. Security Interest.

                  (a) To secure the prompt payment of the Obligations, Borrower hereby acknowledges, confirms and agrees that Agent has and shall continue to have for the benefit of the Lenders a continuing security interest in and upon all Collateral heretofore granted to Agent pursuant to the Original ARM Agreement and, to the extent not otherwise granted to or held by Agent, hereby assigns, pledges and grants to Agent, for the benefit of the Lenders (and to the Affiliates who are party to Interest Rate Agreements) and BNY UK, BNY Canada and each other Foreign Subsidiary Lender, a continuing security interest in and to the Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located (whether or not the same is subject to Article 9 of the Uniform Commercial Code). All of Borrower's ledger sheets, files, records, books of account, business papers and documents relating to the Collateral shall, until delivered to or removed by Agent, be kept by Borrower in trust for Agent until all Obligations have been paid in full. Each confirmatory assignment schedule or other form of assignment hereafter executed by Borrower shall be deemed to include the foregoing grant, whether or not the same appears therein.

                  (b) Agent may file one or more financing statements disclosing Agent's security interest in the Collateral without Borrower's signature appearing thereon or Agent may sign on Borrower's behalf as provided in Section 13 hereof. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement. If any Receivable or Affiliate Receivable becomes evidenced by a promissory note or any other instrument for the payment of money, Borrower will immediately deliver such instrument to Agent appropriately endorsed. Borrower will execute any and all documents reasonably requested by Agent to Borrower to effectuate the assignment of any and all tax refunds payable to Borrower including, without limitation, powers of attorney.

                  (c) In the event Borrower requests Agent or a BNY Company to provide a secured working capital lending facility to a Foreign Subsidiary of Borrower (a "Foreign Secured Facility") and neither Agent nor any BNY Company provides a written commitment to provide such financing, on terms substantially similar to those contained herein, within 30 days after receipt by Agent of such request, Agent and such BNY Company shall release its Liens, if any, upon the assets or stock of such Foreign Subsidiary upon satisfaction of the following conditions: (i) Borrower shall deliver to Agent a request in writing that Agent or the applicable BNY Company release its Liens in the assets or stock of such Foreign Subsidiary, (ii) Borrower shall deliver to Agent a copy of a written commitment to provide a Foreign Secured Facility to such Foreign Subsidiary from a replacement financial institution which commitment shall provide as a condition that Agent or a BNY Company release its Liens in the assets or stock of such Foreign Subsidiary as a condition to providing such Foreign Secured Facility, (iii) Borrower or such financial institution shall supply Agent, at Borrower's or such financial institution's expense with the forms of any such release documents to be executed by Agent or a BNY Company, (iv) such Foreign Secured Facility shall be secured solely by the assets and/or stock of such Foreign Subsidiary, or a guaranty by Borrower or another Financial Party (to the extent permitted by Section 12.3(e) or a Letter of Credit issued pursuant to Section 2.6, and (v) after giving effect to such release, Agent and Lenders shall have either (A) a security interest in 85% of the Receivables of Borrower on a Consolidated Basis, (B) a pledge of 100% of the stock of each Domestic Subsidiary and 65% of the stock of each Foreign Subsidiary owning in the aggregate at least 85% of all Receivables of Borrower on a Consolidated Basis, or (C) any combination of (A) and (B), which results in Agent and Lenders having a security interest (whether by lien or pledge of stock) in at least 85% of the Receivables of Borrower on a Consolidated Basis.

         7. Representations Concerning the Collateral. Borrower represents and warrants (each of which such representations and warranties shall be deemed repeated upon the making of each request for a Revolving Credit Advance and made as of the time of each and every Revolving Credit Advance hereunder):

                  (a) all the Collateral (i) is owned by Borrower free and clear of all claims, liens, security interests and encumbrances (including without limitation any claims of infringement) except (A) those in Agent's favor and (B) Permitted Liens and (ii) is not subject to any agreement prohibiting the granting of a security interest or requiring notice of or consent to the granting of a security interest;

                  (b) all Receivables and Affiliate Receivables (i) represent complete bona fide transactions which require no further act under any circumstances on Borrower's part to make such Receivables or Affiliate Receivable payable by Customers other than the acts which must reasonably and promptly in the ordinary course be taken by Borrower in connection with Cycle Billings, Media Billings Receivables, Recruitment Media Billing Receivables and Close Date Receivables with respect to billing and delivery of invoices, (ii) to the best of Borrower's knowledge, are not subject to any present, future or contingent Disputes and (iii) do not represent bill and hold sales, consignment sales, guaranteed sales, sale or return or other similar understandings or obligations of any Scheduled Affiliate or Subsidiary of Borrower.

                  (c) that Borrower and the Scheduled Affiliates ("Obligated Party") are solely responsible for payment of all advertising purchased by the Obligated Party from such media source and that the media source has no recourse against the Customer of an Obligated Party with respect to any such payment.

         8. Covenants Concerning the Collateral. During the Term, Borrower covenants that it shall:

                  (a) not dispose of any of the Collateral whether by sale, lease or otherwise except for the disposition or transfer of obsolete and worn-out Equipment in the ordinary course of business during any fiscal year and provided the proceeds of any such dispositions which exceed $250,000 in the aggregate during any fiscal year (x) are used or committed to be used to acquire replacement Equipment which is subject to Agent's first priority security interest (subject to Permitted Liens as described in clause (v) of the definition thereof) and which has a fair market value not less than the Equipment which was disposed or transferred or (y) to the extent not so used or committed to be used, the proceeds of which are remitted to Agent in repayment of the Obligations;

                  (b) not encumber, mortgage, pledge, assign or grant any security interest in any Collateral or any of Borrower's other assets to anyone other than Agent except (i) Permitted Liens and (ii) as set forth on Schedule 1(A) attached hereto and made a part hereof.

                  (c) place notations upon Borrower's books of account and any quarterly or annual financial statement prepared by Borrower to disclose Agent's security interest in the Collateral;

                  (d) defend the Collateral against the claims and demands of all parties.

                  (e) keep and maintain the Equipment in good operating condition, except for ordinary wear and tear and obsolete or worn-out Equipment, and shall make all necessary repairs and replacements thereof so that the value and operating efficiency shall at all times be maintained and preserved. Borrower shall not permit any such items to become a fixture to real estate or accessions to other personal property;

                  (f) not extend the payment terms of any Receivable without prompt notice thereof to Agent;

                  (g) perform all other steps requested by Agent to create and maintain in Agent's favor a valid perfected first security interest in all Collateral (subject to Permitted Liens); and

                  (h) Borrower shall promptly upon request provide Agent with duplicate originals of all credits which Borrower issues to its Customers and immediately notify Agent of any merchandise returns or Disputes. Borrower shall settle all Disputes at no cost or expense to Lenders. Should Agent so elect, upon the occurrence of any Event of Default, Agent may at any time in its discretion (i) withdraw Borrower's authority to issue credits to its Customers without Agent's prior written consent; (ii) litigate Disputes or settle them directly with Customers on terms acceptable to Agent; or (iii) direct Borrower to set aside and identify as Agent's property any returned or repossessed merchandise or other goods which by sale resulted in Receivables or Affiliate Receivables theretofore assigned to Agent ("Retained Goods"). All Retained Goods (and the proceeds thereof) shall be (A) held by Borrower in trust for Agent as Agent's property,

         (B) subject to Agent's security interest hereunder and (C) disposed of only in accordance with Agent's express written instructions.

         9. Collection and Maintenance of Collateral Records; Schedules. Agent may at any time verify Receivables or Affiliate Receivables utilizing an audit control company or any other agent of Agent. Agent will endeavor to conduct such verifications without disclosing its relationship with Borrower and shall have no liability to Borrower in the event of such disclosure except as a direct result of Agent's gross (not mere) negligence or willful misconduct. Agent or Agent's designee may notify Customers, at any time at Agent's sole discretion, of Agent's security interest in Receivables or Affiliate Receivables. At any time following the occurrence of an Event of Default or an Incipient Event of Default or during any period in which BNY is performing ARM Services, Agent may collect Receivables and Affiliate Receivables directly and charge the collection costs and expenses to Borrower's Account, but, unless and until Agent does so or gives Borrower other instructions, Borrower shall instruct all of its Customers to make payments on account of Receivables or Affiliate Receivables to an account under Agent's dominion and control, as provided by the terms of Section
22. To the extent Borrower receives any payments on account of Receivables or Affiliate Receivables, it shall hold such payments for Agent's benefit in trust as Agent's trustee and immediately deliver them to Agent in their original form with all necessary endorsements or, as directed by Agent, deposit such payments as directed by Agent pursuant to Section 22 hereof. Agent will credit (conditional upon final collection) all such payments to Borrower's Account on the Settlement Date. Borrower shall execute and deliver to Agent, at such intervals as Agent may reasonably require, confirmatory written assignments of Receivables and Affiliate Receivables, but Borrower's failure to execute and deliver such written confirmatory assignments of such Receivables or Affiliate Receivables shall not affect or limit Agent's security interest or other rights in and to the Receivables or Affiliate Receivables. Borrower shall furnish at Agent's request, copies of contracts, invoices or the equivalent, any original shipping and delivery receipts for all merchandise sold or services rendered including, without limitation, copies of all "tear sheets" (i.e., copies of all advertisements placed for Customers) and such other documents and information as Agent may require. All of Borrower's invoices shall bear the terms stated on the applicable customer order, as submitted to Agent, and no change from the original terms of such Customer order shall be made without the prior written consent of Agent, provided that unless an Event of Default shall have occurred and be continuing Borrower may extend the payment terms of a Customer order for a period not to exceed 60 days from the payment period stated in such order. Borrower shall provide Agent (i) on a monthly (within ten (10) Business Days after the end of each month), or more frequent basis, as requested by Agent, a summary report with respect to the Collateral, including but not limited to Borrower's current Inventory and Unbilled Receivables, (ii) on a monthly (within ten (10) Business Days after the end of each month), or more frequent basis, as requested by Agent, accounts payable reports, (iii) on a monthly (within ten
(10) Business Days after the end of each month), or more frequent basis, as requested by Agent, an aged trial balance of Borrower's existing accounts payable to the media, (iv) on a monthly (within ten (10) Business Days after the end of each month), or more frequent basis, as requested by Agent, a Borrowing Base Certificate with respect to Unbilled Receivables, Unbilled Receivables subject to Cycle Billing, Close Date Receivables, Media Billing Receivables and Recruitment Media Billing Receivables and Foreign Receivables (other than U.K. Receivables), each certified as true and accurate by Borrower's President, Chief Financial Officer, Controller or Treasurer and accompanied by such supporting detail as shall be requested by Agent in its reasonable discretion. Borrower shall provide Agent on a daily basis, as and for the prior day, a Borrowing Base Certificate with respect to all other billed Receivables not described in clause (iv) of the previous sentence, updated to reflect the most recent sales and collections of Borrower's yellow pages and recruitment Receivables (which amount shall equal at least 70% of all Receivables of Borrower) and certified as true and correct by Borrower's President or Chief Financial Officer and accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion, and (v) on a monthly basis (within ten (10) Business Days after the end of each month) an aging report for 100% of all Receivables and 85% of Unbilled Receivables. Borrower shall also deliver to Agent (at a location in the United Kingdom to be identified in the applicable U.K. Credit Agreement) on a daily basis as and for the prior day, a Borrowing Base Certificate with respect to U.K Receivables updated to reflect the most recent sales and collections of Borrower and U.K. Subsidiaries with respect to U.K. Receivables. Borrower shall provide Agent, as Agent may reasonably request, such other schedules, documents and/or information regarding the Collateral as Agent may require.

         10. Inspections. At all times during normal business hours, Agent shall have the right to (a) visit and inspect Borrower's properties and the Collateral, (b) inspect, audit and make extracts from Borrower's relevant books and records, including, but not limited to, management letters prepared by independent accountants, and (c) discuss with Borrower's principal officers, and independent accountants, Borrower's business, assets, liabilities, financial condition, results of operations and business prospects; provided, however, Agent shall not conduct such inspections more than two (2) times per year unless an Event of Default has occurred and is continuing, in which event there shall be no limitation on inspections and Borrower shall reimburse Agent for all reasonable costs and disbursements incurred by Agent in the performance of such audit during the continuation of such Event of Default. Borrower will deliver to Agent any instrument necessary for Agent to obtain records from any service bureau maintaining records for Borrower.

         11. Financial Information. The Financial Parties shall provide Lenders
(a) as soon as available, but in any event within one hundred five (105) days after the end of each fiscal year of the Financial Parties, a balance sheet as at the end of such fiscal year and the related statements of income, retained earnings and changes in cash flow for such fiscal year with respect to (1) Borrower and its Subsidiaries on a consolidated and consolidating basis, (2) Scheduled Affiliates (without duplication) on a combining and combined basis, setting forth in comparative form the figures as at the end of and for the previous fiscal year with respect to the Financial Parties on a similar basis, which consolidated statements shall have been reported on by independent certified public accountants who shall be satisfactory to Agent and shall be accompanied by an unqualified audit report issued by such independent certified public accountants provided, that, with respect to Scheduled Affiliates, to the extent not included in Borrower's consolidated financial statements an audit report shall be required only with respect to a Scheduled Affiliate (exclusive of the reporting Persons described in (1) and (2) above) which has assets, as reflected on its then most current balance sheet having a value in excess of $10,000,000; (b) as soon as available, but in any event within sixty (60) days after the close of each quarter, the balance sheet as at the end of such quarter and the related statements of income, retained earnings and changes in cash flow for such quarter with respect to (1) Borrower and its Subsidiaries on a consolidated basis, and (2) Scheduled Affiliates (without duplication) on a consolidating basis, which have been internally prepared by the Chief Financial Officer for each Financial Party. All financial statements required under (a) and (b) above shall be prepared in accordance with GAAP, subject to year-end adjustments in the case of quarterly statements and in accordance with applicable laws and regulations of the Securities and Exchange Commission. Together with the financial statements furnished pursuant to (a) above Borrower shall deliver a certificate of Borrower's certified public accountants addressed to Agent stating that (i) they have caused this Agreement and the Ancillary Agreements to be reviewed and (ii) in making the examination necessary for the issuance of such financial statements, nothing has come to their attention to lead them to believe that any Event of Default or Incipient Event of Default exists and, in particular, they have no knowledge of any Event of Default or Incipient Event of Default or, if such is not the case, specifying such Event of Default or Incipient Event of Default and its nature, when it occurred and whether it is continuing. At the times the financial statements are furnished pursuant to (a) and (b) above and at the end of each month during the Term, a certificate of Borrower's Chief Financial Officer shall be delivered to Agent stating that to the best knowledge of such officer no Event of Default or Incipient Event of Default exists, or, if such is not the case, specifying such Event of Default or Incipient Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such event and such certificate shall have appended thereto calculations which set forth Borrower's compliance with the requirements of Section 12.4. If any internally prepared financial information, including that required under this paragraph, is unsatisfactory to Agent in the exercise of its reasonable good faith judgment, Agent may request that Borrower's independent certified public accountants review same. In addition, Borrower shall provide Agent with such other reports and documents as shall be reasonably requested including, but not limited to, reports to stockholders, any documents filed with any governmental agencies or stock exchanges and any management letters received by Borrower from its accountants.

         In addition to the foregoing financial statements, each Financial Party shall furnish Agent prior to the beginning of each fiscal year commencing with fiscal year 1999, a month by month projected operating budget and cash flow for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by Borrower's President or Chief Financial Officer to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

         12.1 General Representations and Warranties. Borrower represents and warrants (each of which such representations and warranties shall be deemed repeated upon the making of a request for a Revolving Credit Advance and made as of the time of each Revolving Credit Advance made hereunder), as follows:

                  (a) Formation and Qualification. Borrower and each Guarantor is a corporation duly organized and validly existing under the laws of its jurisdiction of organization and duly qualified and in good standing in every other state or jurisdiction in which the nature of

         Borrower's or such Guarantor's business requires such qualification except where the failure to so qualify could not have a Material Adverse Effect;

                  (b) Authority; Enforceable Obligation. (i) The execution, delivery and performance of this Agreement and the Ancillary Agreements
         (A) have been duly authorized, (B) are not in contravention of Borrower's or any Guarantor's certificate of incorporation, by-laws or of any indenture, agreement or undertaking to which Borrower or any Guarantor is a party or by which Borrower or any Guarantor is bound and
         (C) are within Borrower's and each Guarantor's corporate powers and
         (ii) this Agreement and the Ancillary Agreements executed and delivered by Borrower are Borrower's legal, valid and binding obligations, enforceable in accordance with their terms;

                  (c) Executive Offices. It keeps and will continue to keep all of its books and records concerning the Collateral at Borrower's executive offices located at the addresses set forth on Schedule 12.1(c) hereof and will not move such books and records to any location other than as set forth on Schedule 12.1(c) without giving Agent at least thirty (30) days prior written notice;

                  (d) ERISA. Borrower has not received any notice that it is not in full compliance with any of the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA"), and the regulations and published interpretations thereunder and (i) Borrower has not engaged in any Prohibited Transactions as defined in paragraph 406 of ERISA and paragraph 4975 of the Internal Revenue Code, as amended; (ii) Borrower has met all applicable minimum funding requirements under paragraph 302 of ERISA in respect of its plans; (iii) Borrower has no knowledge of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any employee benefit plan(s); (iv) Borrower has no fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than Borrower's employees; and (v) Borrower has not withdrawn, completely or partially, from any multi-employer pension plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980;

                  (e) Solvency. The Borrower is solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and all businesses in which it is about to engage and the fair salable value of its assets (calculated on a going concern basis) is in excess of the amount of its liabilities;

                  (f) No Litigation. Borrower has no pending or, to Borrower's knowledge, threatened litigation, actions or proceeding which could reasonably be expected to have a Material Adverse Effect;

                  (g) Financial Statements. All balance sheets and income statements which have been delivered to Agent fairly, accurately and properly state Borrower's financial condition on a basis consistent with that of previous financial statements and there has been no change in Borrower's financial condition as reflected in such statements since the date thereof which could reasonably be expected to have a Material Adverse Effect and such statements do not fail to disclose any fact or facts which could reasonably be expected to have a Material Adverse Effect;

                  (h) Patents, Trademarks, Copyrights and Licenses. (x) Borrower possesses all of the licenses, patents, copyrights, trademarks, tradenames and permits necessary to conduct its business, (y) there has been no assertion or claim of violation or infringement with respect thereof and (z) all such licenses, patents, copyrights, trademarks, tradenames and permits are listed on Schedule 12.1(h);

                  (i) Accountants. Borrower has (i) advised its certified public accountants that Agent and the Lenders will be relying on all financial and other information prepared by such accountants and (ii) authorized its accountants to confer directly from time to time with Agent;

                  (j) Year 2000 Issue. Borrower has reviewed the effect of the Year 2000 Issue on the computer software, hardware and firmware systems and equipment containing embedded microchips owned or operated by or for the Borrower or used or relied upon in the conduct of their business (including systems and equipment supplied by others or with which such computer systems of the Borrower interface). The costs to the Borrower of any reprogramming required as a result of the Year 2000 Issue to permit the proper functioning of such systems and equipment and the proper processing of data, and the testing of such reprogramming, and of the reasonably foreseeable consequences of the Year 2000 Issue to Borrower (including systems and equipment supplied by others) are not reasonably expected to result in an Incipient Event of Default or Event of Default or to have a Material Adverse Effect.

         12.2. Affirmative Covenants. Borrower covenants and agrees as follows:

                  (a) Compliance with Laws; Environmental Compliance. (i) the operation of Borrower's business is and will continue to be in compliance in all material respects with all applicable federal, state and local laws, including but not limited to all applicable environmental laws and regulations and Borrower shall not engage in any business activity which has been adjudicated to have violated an applicable state or federal statute relative to health, safety or public morals.

                           (ii) Borrower will establish and maintain a system to
                  assure and monitor continued compliance with all applicable environmental laws, which system shall include, if applicable, periodic reviews of such compliance.

                           (iii) In the event Borrower obtains, gives or
                  receives notice of any release or threat of release of a reportable quantity of any Hazardous Substances on its property (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions on its property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of any environmental laws affecting its property or Borrower's interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person or entity, including any state agency responsible in whole or in part for environmental matters in the state in which such property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the "Authority"), then Borrower shall, within five
                  (5) Business

                  Days, give written notice of same to Agent detailing facts and circumstances of which Borrower is aware giving rise to the Hazardous Discharge or Environmental Complaint and periodically inform Agent of the status of the matter. Such information is to be provided to allow Agent to protect its security interest in the Collateral and is not intended to create nor shall it create any obligation upon Agent with respect thereto.

                           (iv) Borrower shall respond promptly to any Hazardous
                  Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral to any lien, charge, claim or encumbrance. If Borrower shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or Borrower shall fail to comply with any of the requirements of any environmental laws, Agent may, but without the obligation to do so, for the sole purpose of protecting Agent's interest in
                  Collateral: (A) give such notices or (B) enter onto Borrower's property (or authorize third parties to enter onto such property) and take such actions as Agent (or such third parties as directed by Agent) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Agent (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Revolving Credit Advances shall be paid upon demand by Borrower, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Agent and Borrower.

                           (v) Borrower shall defend and indemnify the Lenders
                  and hold the Lenders harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by Agent under or on account of any environmental laws, including, without limitation, the assertion of any lien thereunder, with respect to any Hazardous Discharge, the presence of any hazardous substances affecting Borrower's property, whether or not the same originates or emerges from Borrower's property or any contiguous real estate, including any loss of value of the Collateral as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Agent. Borrower's obligations under this Section 12.2(a) shall arise upon the discovery of the presence of any Hazardous Substances on Borrower's property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any hazardous substances. Borrower's obligation and the indemnifications hereunder shall survive the termination of this Agreement.

                           (vi) For purposes of paragraph Section 12.2(a) all
                  references to Borrower's property shall be deemed to include all of Borrower's right, title and interest in and to all owned and/or leased premises;

                  (b) Taxes. Borrower will pay or discharge when due all taxes, assessments and governmental charges or levies imposed upon it;

                  (c) Notification of Certain Events. Borrower will promptly inform Agent in writing of: (i) the commencement of all proceedings and investigations by or before and/or the receipt of any notices from, any governmental or nongovernmental body and all actions and proceedings in any court or before any arbitrator against or in any way concerning any of Borrower's properties, assets or business, which could singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) any amendment of Borrower's certificate of incorporation or by-laws; (iii) any change in Borrower's business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects which has had or could reasonably be expected to have a Material Adverse Effect; (iv) any Event of Default or Incipient Event of Default; (v) any default or any event which with the passage of time or giving of notice or both would constitute a default under any agreement for the payment of money to which Borrower is a party or by which Borrower or any of Borrower's properties may be bound which could reasonably be expected to have a Material Adverse Effect; (vi) any change in the location of Borrower's executive offices; (vii) any change in the location of Borrower's Inventory or Equipment, other than obsolete or worn-out Equipment from the locations listed on Schedule 12.1(c) attached hereto, (viii) any change in Borrower's corporate name; (ix) any material delay in Borrower's performance of any of its obligations to any material Customer; (x) any assertion of any material claims, offsets, counterclaims or Disputes by any Customer; (xi) any material allowances, credits and/or other monies granted by it to any Customer; (xii) all material adverse information known to Borrower relating to the financial condition of any account debtor; and (xiii) any material return of goods;

                  (d) Projections. All Projections of Borrower's performance prepared by Borrower or at Borrower's direction and delivered to Agent will represent, at the time of delivery to Agent, Borrower's best estimate of Borrower's future financial performance and will be based upon assumptions which are reasonable in light of Borrower's past performance and then current business conditions;

                  (e) Insurance. Borrower will bear the full risk of loss from any loss of any nature whatsoever with respect to the Collateral. At its own cost and expense in amounts and with carriers reasonably acceptable to Agent, it shall (i) keep all its insurable properties and properties in which it has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is required in Borrower's reasonable judgment to protect Borrower's business including without limitation, business interruption insurance;
         (ii) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to Borrower's insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of Borrower either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (iii) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (iv) maintain all such workmen's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which Borrower is engaged in business; (v) furnish Agent with (x) copies of all policies and upon Agent's request evidence of the maintenance of such policies at least thirty (30) days before any expiration date, and (y) appropriate loss payable endorsements in form and substance satisfactory to Agent, naming Agent as loss payee and providing that as to

         Agent the insurance coverage shall not be impaired or invalidated by any act or neglect of Borrower and the insurer will provide Agent with at least thirty (30) days notice prior to cancellation. Borrower shall instruct the insurance carriers that in the event of any loss thereunder, the carriers shall make payment for such loss to Agent and not to Borrower and Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to Borrower and Agent jointly, Agent may endorse Borrower's name thereon and do such other things as Agent may deem advisable to reduce the same to cash. Upon the occurrence and during the continuance of an Event of Default, Agent is hereby authorized to adjust and compromise claims. All loss recoveries received by Agent upon any such insurance shall be applied to the outstanding Revolving Credit Advances. Any surplus shall be paid by Agent to Borrower or applied as may be otherwise required by law. To the extent Agent or Lenders have made Loans against the value of any Collateral which is the subject of any loss recovery, any deficiency thereon shall be paid by Borrower to Agent, on demand;

                  (f) Guaranty Agreements. Borrower will cause each of (i) its Scheduled Affiliates and Domestic Subsidiaries, (ii) each Guarantor and
         (iii) any other Scheduled Affiliate or Domestic Subsidiary of any Financial Party, to execute and deliver to Agent a Guaranty Agreement and Guaranty Security Agreement;

                  (g) Agent's Rights to Bid. Agent shall be given a right to bid on each and every secured institutional financing in excess of $10,000,000 hereafter sought by a Financial Party or any Affiliate (other than a director, officer, or 10% stockholder), provided that such right shall not impair Borrower's right to select a secured institutional financing based upon its general corporate and financial requirements determined in its reasonable good faith discretion;

                  (h) BNY UK. Borrower covenants that BNY UK (or its affiliates) shall be Borrower's and its U.K. Subsidiaries' sole secured working capital lender in the United Kingdom;

                  (i) Landlord Waivers. Borrower shall use its best efforts to obtain landlord, mortgagee or warehouseman agreements satisfactory to Agent with respect to all premises leased by Borrower at which Inventory and books and records are located and with respect to which such an agreement is not currently in place;

                  (j) Invoice Notation. Borrower shall cause its invoices to or its agreements with its Customers, representing at least 90% of all of its Customers, to contain a notation to the effect that Borrower is acting as a principal and not as such Customer's agent vis-a-vis publishers; and

                  (k) Year 2000 Issue. Borrower shall take all necessary action to complete in all material respects by September 30, 1999, the reprogramming of computer software, hardware and firmware systems and equipment containing embedded microchips owned or operated by or for Borrower or used or relied upon in the conduct of their business required as a result of the Year 2000 Issue to permit the proper functioning of such computer systems and other equipment and the testing of such systems and equipment, as so reprogrammed. At the request of any

         Lender, Borrower shall provide to all Lenders reasonable assurance of its compliance with the preceding sentence.

         12.3. Negative Covenants. Borrower covenants and agrees as follows:

                  (a) Indebtedness. Borrower will not nor will any other Financial Party create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt) other than (i) Indebtedness to Agent and Lenders, (ii) Indebtedness described on Schedule 12.3(a),
         (iii) Indebtedness for Capital Expenditures and Capitalized Lease Obligations, (iv) Permitted Unsecured Indebtedness, (v) Indebtedness for Intercompany Loans incurred in accordance with Section 12.3(d),
         (vi) Indebtedness pursuant to Foreign Secured Facilities in accordance with Section 6(c) and (vii) Indebtedness in respect of Interest Rate Agreements;

                  (b) Dividends. Borrower will not nor will any other Financial Party declare, pay or make any dividend or distribution in cash on any shares of their common stock or preferred stock or apply any of their funds, property or assets to the purchase, redemption or other retirement of any of their common or preferred stock; provided, however, Borrower and any Financial Party may make any such dividend if at the time of and after giving effect to such dividend there shall not have occurred an Event of Default or Incipient Event of Default;

                  (c) Repayment of Indebtedness. Borrower will not nor will any other Financial Party directly or indirectly, prepay any Indebtedness for borrowed money (other than to Agent), or repurchase, redeem, retire or otherwise acquire any of their indebtedness; provided, however, Borrower and any Financial Party may make any such prepayment, repurchase, redemption or retirement if at the time of and after giving effect to such payment there shall not have occurred an Event of Default or Incipient Event of Default.

                  (d) Loans. Borrower will not nor will any other Financial Party make advances, loans or extensions of credit to any Person; provided, however, Borrower and its Subsidiaries and Affiliates may make Intercompany Loans so long as (i) no Event of Default or Incipient Event of Default shall have occurred or would occur after giving effect thereto and (ii) to the extent the aggregate amount of Intercompany Loans to any Subsidiary or Affiliate exceeds $20,000,000, such Indebtedness shall be evidenced by a demand note and shall be assigned to Agent as collateral security for the Obligations in a manner reasonably satisfactory to Agent; provided further that Intercompany Loans shall not exceed at any time an aggregate amount equal to $115,000,000 or an amount equal to $37,000,000 for each Intercompany Loan.

                  (e) Guaranties. Borrower will not nor will any other Financial Party become either directly or contingently liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise other than the endorsement of checks in the ordinary course of business except (i) as listed on Schedule 12.3(e) and (ii) with respect to the issuance of the guaranties of indebtedness of foreign Affiliates or Foreign Subsidiaries provided that at any time, the maximum aggregate outstanding amount of indebtedness secured by all such guaranties which are not guaranties of collection and which were not in the sole judgment of Agent incurred by foreign Affiliates or Foreign Subsidiaries on a fully secured basis shall not exceed $20,000,000;

                  (f) Acquisitions. Borrower will not nor will any other Financial Party acquire all or a portion of the assets or stock of any Person (in one or more transactions) ("Acquisition") unless (i) such Acquisition involves a Person engaged primarily in the business of recruitment advertising, executive search, selection, national yellow page advertising, other classified advertising or internet or related business' ("Permitted Business"), (ii) if required by Agent, Agent, Lenders and the BNY Companies shall have obtained a first priority perfected security interest in either (a) all of the acquired assets or
         (b) 100% of the stock in the case of a Domestic Subsidiary or 65% of the stock in the case of a Foreign Subsidiary (subject to Permitted Liens) provided that Borrower need not provide Agent, Lenders or the BNY Companies a security interest in the assets of such acquired entity to the extent Agent, Lenders or the BNY Companies have obtained and maintain, after giving effect to the Acquisition, a security interest (by having a first priority perfected security interest in the Receivables and/or a pledge of either 100% of the stock of each Domestic Subsidiary or 65% of the stock of each Foreign Subsidiary) in at least 85% of all Receivables of Borrower on a Consolidated Basis as prescribed in Section 3(a)(vi) hereof, and (iii) no Event of Default or Incipient Event of Default shall have occurred and then be continuing or would occur after giving effect to such Acquisition;

                  (g) Mergers. Borrower will not nor will any other Financial Party enter into any merger, consolidation or other reorganization ("Merger") with or into any other Person or permit any other Person to consolidate with or merge with it unless (i) Borrower, or a Subsidiary of Borrower formed in accordance with Section 12.3(h), shall be the surviving Person in such Merger, consolidation or reorganization, (ii) the surviving Person shall be in compliance on a pro forma basis with respect to each and every financial covenant set forth in Section 12.4 after giving effect to such Merger as of the end of the fiscal quarter immediately preceding the fiscal quarter in which such Merger is taking place, (iii) if required by Agent, Agent, Lenders and the BNY Companies shall have either (A) a first priority perfected security interest in 100% of the Receivables of the surviving Person of the Merger or (B) 100% of the stock in the case of a Domestic Subsidiary or 65% of the stock in the case of a Foreign Subsidiary of the surviving Person of the Merger, including any Subsidiary formed in accordance with Section 12.3(h) to effect such Merger (in each case subject to Permitted Liens) after giving effect to the Merger and (iv) no Event of Default shall have occurred and then be continuing or would occur after giving effect to the Merger;

                  (h) Formation of Subsidiaries. Borrower will not nor will any other Financial Party (i) form any Domestic Subsidiary unless (A) at the request of Agent, such Domestic Subsidiary delivers a Guaranty Agreement and Guaranty Security Agreement each in the form delivered by the existing Guarantors and (B) Agent shall have received all documents it may reasonably require to establish compliance with each of the foregoing conditions or (ii) enter into any partnership, joint venture or similar arrangement which requires contributions of cash or assets by any Financial Party in an amount greater than $250,000 per year;

                  (i) Nature of Business. Borrower will not nor will any other Financial Party materially change the nature of the business in which it is presently engaged;

                  (j) Fiscal Year and Accounting Charges. Borrower will not nor will any other Financial Party change its fiscal year or make any changes in accounting treatment and reporting practices without prior written notice to Agent except as required by GAAP or in the tax reporting treatment or except as required by law;

                  (k) Transactions with Affiliates. Borrower will not nor will any other Financial Party, enter into any transaction with any Affiliate, except in ordinary course of business on arms-length terms;

                  (l) Names; Tradenames. Borrower will not nor will any other Financial Party bill Receivables under any name except the present name of Financial Parties or such other tradenames as may be set forth on
         Schedule 12.3(f) hereto;

                  (m) Margin Regulations. None of the proceeds of the Loans hereunder will be used directly or indirectly to "purchase" or "carry" "margin stock" or to repay indebtedness incurred to "purchase" or "carry" "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect;

                  (n) Payables. Not more than 10% of yellow pages publisher media payables will be more than 60 days past due and not more than 10% of newspaper and similar media accounts payable of Borrower will be more than 30 days past due;

                  (o) Permitted Investments. Borrower shall not nor shall any other Financial Party purchase or acquire obligations or stock of, or any other interest in, or make any investment in any entity, except (A) obligations issued or guaranteed by the United States of America or any agency thereof, (B) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating), (C) certificates of time deposit and bankers' acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of any Lender that is a commercial bank or any other commercial bank if (x) such bank has a combined capital and surplus of at least $500,000,000, or (y) its debt obligations, or those of a holding company of which it is a subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency, (D) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an Agency thereof, (E) Eurodollar time deposits with financial institutions with a published rating of not less than A-1 or P-1 (or the equivalent rating), (F) notes evidencing amounts due from customers provided such notes have been delivered to Agent as additional Collateral, (G) investments not in excess of $15,000,000 in the aggregate at any time outstanding which consist of cash or cash equivalents and which are made by a Financial Party in the ordinary course of business, (H) investments permitted pursuant to
         Section 12.3(f) hereof, and (I) investments in one or more Subsidiaries, whether now existing or hereafter created, provided that at the time of such investment no Event of Default has occurred or would occur after giving effect thereto;

                  (p) Dilution. Dilution shall not exceed ten percent (10%) on a cumulative basis for any three month period ending the last day of any calendar month (as determined by Agent in the good faith exercise of it sole discretion);

                  (q) Foreign Currency Contracts. Borrower shall not enter into foreign currency exchange contracts involving an aggregate notional amount in excess of an amount equal to 50% of the Net Worth of Borrower on a Consolidated Basis as of the end of the most recent fiscal quarter, provided that Borrower shall not enter into any foreign currency contract (i) following the occurrence and during the continuation of an Event of Default, or (ii) to the extent they are speculative or not for a normal business purpose;

         12.4. Financial Covenants

                  (a) Net Worth. Borrower shall not at any time permit Net Worth to be less than the following amounts at the end of each fiscal quarter during the following periods:

                  Period                                               Amount


                  Closing Date through 12/31/98                        $96,000,000
                  3/31/99 and as at the end of                         An amount equal to actual Net
                  each quarter thereafter                              Worth as at the previous fiscal quarter plus
                                                                       an amount equal to fifty (50%) percent of
                                                                       positive net income of Borrower on a
                                                                       Consolidated Basis, but in no event less
                                                                       than $100,000,000



                  (b) Interest Coverage Ratio. Borrower shall cause to be maintained an Interest Coverage Ratio as at the end of each fiscal quarter calculated on a rolling four (4) quarter basis with respect to the four quarters then ended, of not less than the ratios set forth below during periods set forth below:


                  Fiscal Quarters Ending                               Ratio

                  9/30/98                                              2.0 to 1
                  12/31/98                                             2.0 to 1
                  3/31/99                                              2.0 to 1
                  6/30/99                                              2.0 to 1
                  9/30/99                                              2.0 to 1
                  12/31/99                                             2.0 to 1
                  3/31/00 and as at the end                            2.5 to 1
                  of each fiscal quarter thereafter

                  (c) Funded Indebtedness to EBITDA. Borrower shall cause to be maintained a ratio of (i) Funded Indebtedness as at the end of each fiscal quarter to (ii) EBITDA as of the end of each fiscal quarter calculated on a rolling four (4) quarter basis with respect to the four quarters then ended, of not greater than the ratios set forth below during the periods set forth below:


                  Fiscal Quarter Ending                                Ratio

                  9/30/98                                              4.5 to 1
                  12/31/98                                             4.5 to 1
                  3/31/99                                              4.5 to 1
                  6/30/99                                              4.5 to 1
                  9/30/99                                              4.25 to 1
                  12/31/99                                             4.25 to 1
                  3/31/00                                              4.25 to 1
                  6/30/00                                              4.25 to 1
                  9/30/00                                              4.0 to 1
                  12/31/00                                             4.0 to 1
                  3/31/01                                              4.0 to 1
                  6/30/01                                              4.0 to 1
                  9/30/01 and as at the end of                         3.75 to 1
                  each fiscal quarter thereafter



         13. Power of Attorney. Borrower hereby appoints Agent or any other Person whom Agent may designate as Borrower's attorney, with power to: (i) endorse Borrower's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into any Lender's possession; (ii) sign Borrower's name on any invoice or bill of lading relating to any Receivables, drafts against Customers, schedules and assignments of Receivables, notices of assignment, financing statements and other public records, verifications of account and notices to or from Customers; (iii) verify the validity, amount or any other matter relating to any Receivable by mail, telephone, telegraph or otherwise with Customers; (iv) execute customs declarations and such other documents as may be required to clear Inventory through Customs; (v) do all things necessary to carry out this Agreement, any Ancillary Agreement and all related documents; and (vi) on or after the occurrence and continuation of an Event of Default, notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Agent, and to receive, open and dispose of all mail addressed to Borrower. Borrower hereby ratifies and approves all acts of the attorney. Neither Agent nor the attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable so long as any Receivable which is assigned to Agent or in which Agent has a security interest remains unpaid and until the Obligations have been fully satisfied.

         14. Expenses. Borrower shall pay all of Agent's out-of-pocket costs and expenses, including without limitation reasonable fees and disbursements of counsel retained or employed by Agent (up to an amount not to exceed $100,000) and appraisers, in connection with the preparation, execution and delivery of this Agreement and the Ancillary Agreements. After the

Closing Date, Borrower shall also pay all of Agent's and each Lender's reasonable fees and disbursements of counsel retained or employed by Agent in connection with the due diligence review of any proposed acquisition by Borrower or any of its subsidiaries or the preparation, execution or delivery of any waiver, amendment or consent required as a result thereof. In addition, following the occurrence and during the continuation of an Event of Default, Borrower shall also pay all of Agent's and each Lender's out-of-pocket costs and expenses, including without limitation reasonable fees and disbursements of counsel retained or employed by Agent, in connection with (a) the preparation, execution and delivery of any waiver, any amendment thereto or consent proposed or executed in connection with the transactions contemplated by this Agreement or the Ancillary Agreements, (b) Agent's obtaining performance of the Obligations under this Agreement and any Ancillary Agreements, including, but not limited to, the enforcement or defense of Agent's security interests, assignments of rights and liens hereunder as valid perfected security interests,
(c) any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of any Collateral, and (d) any consultations in connection with any of the foregoing.

         15. Assignment By a Lender. (a) This Agreement shall be binding upon and inure to the benefit of Borrower, Agent, each Lender, all future holders of the Loans and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

                  (b) Borrower acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Loans to other financial institutions (each such transferee or purchaser of a participating interest, a "Transferee"). Each Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of such Loans held by it or other Obligations payable hereunder as fully as if such Transferee were the direct holder thereof provided that Borrower shall not be required to pay to any Transferee more than the amount which it would have been required to pay to the Lender which granted an interest in its Loans or other Obligations payable hereunder to such Transferee had such Lender retained such interest in the Loans hereunder or other Obligations payable hereunder and in no event shall Borrower be required to pay any such amount arising from the same circumstances and with respect to the same Loans or other Obligations payable hereunder to both such Lender and such Transferee. Borrower hereby grants to any Transferee a continuing security interest in any deposits, moneys or other property actually or constructively held by such Transferee as security for the Transferee's interest in the Loans.

                  (c) Any Lender may sell, assign or transfer all or any part of its rights under this Agreement and the Ancillary Agreements to one or more additional banks or financial institutions which are able to make Loans with the prior written consent of Agent and Borrower which consent shall not be unreasonably withheld, provided that Borrower shall have no right to consent to any such sale or assignment (i) upon the occurrence and during the continuance of an Event of Default and
         (ii) from a Lender to an Affiliate of such Lender, and one or more of such additional banks or financial institutions may commit to make Loans hereunder (each a "Purchasing Lender"), pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Commitment Percentage and Commitment as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages and the Commitment, if any, arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Ancillary Agreements. If Borrower consents to the addition of such Purchasing Lender, which consent shall not be unreasonably withheld, it shall be deemed to have consented to the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Ancillary Agreements. Borrower shall execute such further documents and do such further acts and things in order to effectuate the foregoing. Notwithstanding anything hereinabove to the contrary, no Lender shall sell, assign or transfer its rights hereunder to any Purchasing Lender unless such Lender has first given Agent thirty (30) days prior written notice, during which period Agent shall have the option to repurchase from such Lender its rights under this Agreement on the same basis as provided to the proposed Purchasing Lender. If Agent exercises its option, the parties shall execute a Commitment Transfer Supplement and the transferor Lender shall be released from its obligations under the Agreement to the extent provided in such Commitment Transfer Supplement. In addition, in the event there shall occur a material adverse change in the financial condition or affairs of any Lender, Agent shall have the right to repurchase such Lender's rights under the Agreement in the manner described above.

                  (d) Agent shall maintain at its address a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Loans owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a processing fee in the amount of $3,500 payable by the applicable Purchasing Lender upon the effective date of each transfer or assignment to such Purchasing Lender.

                  (e) Borrower authorizes each Lender to disclose to any Transferee or Purchasing Lender and any prospective Transferee or Purchasing Lender any and all financial information in such Lender's possession concerning Borrower which has been delivered to such Lender by or on behalf of Borrower pursuant to this Agreement or in connection with such Lender's credit evaluation of Borrower and each Purchasing Lender and any Transferee shall hold all non-public information obtained pursuant to the requirements of this Agreement in accordance with applicable federal and state securities laws and its customary procedures for handling confidential information of this nature; provided, however each Purchasing Lender or

         Transferee may disclose such confidential information (a) to its examiners, affiliates, outside auditors, counsel and other professional advisors, (b) to any other prospective Transferees, and (c) as required or requested by any governmental authority or representative thereof or pursuant to legal process.

         16. Waivers. Borrower waives presentment and protest of any instrument and notice thereof, notice of default and all other notices to which Borrower might otherwise be entitled.

         17. Term of Agreement. (a) This Agreement shall continue in full force and effect until the expiration of the Term unless terminated by Agent or Borrower as provided herein. The Term shall be extended for successive periods of one (1) year each upon the written request of Borrower (a "Notice of Renewal") and approval of all Lenders, which Notice of Renewal shall be delivered to Agent and each Lender at least ninety (90) days prior to the expiration of the initial Term or any renewal Term. Any Lender may elect to renew its Commitments by giving Agent and Borrower written notice of its intention to renew its Commitments not more than thirty (30) days after the receipt of Borrower's Notice of Renewal. If any Lender fails to provide Agent and Borrower written notice of its intention to renew within such thirty (30) day period, such failure shall be deemed an election by such Lender not to renew its Commitments and such Lender's Commitments shall be terminated as of the last day of the initial Term or any renewal Term. Borrower hereby agrees to pay to the Agent on the last day of initial Term or any renewal Term, for the account of such non-renewing Lender, the principal amount of, and all accrued interest on, such Lender's Commitment Percentages of all funded Loans, together with any fees or other amounts owing to such non-renewing Lender under this Agreement. In the event a Lender fails to renew its Commitments, the Term shall be extended and the Total Commitments and the Maximum Loan Amount shall be reduced for such renewal Term by the amount of such non-renewing Lender's Commitments.

                  (b) Borrower may terminate this Agreement at any time upon ninety (90) days' prior written notice, provided, however, that either Borrower or BNY may terminate BNY's continuing to conduct ARM Services for Borrower pursuant to Section 4 of this Agreement by giving the other party written notice of such termination at least 90 days prior to the effective date of such termination ("Termination Date") (such written notice shall not be given by Borrower more than once during any rolling twelve month period).

         18. Events of Default. The occurrence of any of the following shall constitute an Event of Default:

                  (a) failure to make payment of any of the Obligations when due when required hereunder;

                  (b) failure to pay any taxes in excess of $500,000 when due unless such taxes are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been provided on Borrower's books;

                  (c) failure to perform under and/or committing any breach of this Agreement or any Ancillary Agreement or any other agreement between Borrower and Agent (other than any provision embodied in or covered by any other clause of Section 18) and such failure or breach is not cured within 30 days following receipt of notice of such failure or breach from Agent;

                  (d) occurrence of a default under any agreement to which Borrower is a party with third parties which has or could reasonably be expected to have a Material Adverse Effect, including all leases for any premises where Inventory or Equipment is located;

                  (e) any representation, warranty or statement made by Borrower hereunder, in any Ancillary Agreement, any certificate, statement or document delivered pursuant to the terms hereof, or in connection with the transactions contemplated by this Agreement should when made be false or misleading in any material respect;

                  (f) an attachment or levy is made upon any of Borrower's Receivables having an aggregate value in excess of $1,000,000 or upon any of Borrower's other assets having an aggregate value in excess of $5,000,000 or a judgment is rendered against Borrower or any of Borrower's property involving a liability of more than $100,000 in excess of insurance covering such liability, which shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof;

                  (g) Agent shall have notified Borrower of any change in Borrower's condition or affairs (financial or otherwise) which in Agent's good faith opinion impairs the Collateral or the ability of Borrower to perform its Obligations;

                  (h) any Lien created hereunder or under any Ancillary Agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest (subject to Permitted Liens); provided, however, that it shall not be an Event of Default if such Lien covers less than $1,000,000 of Collateral other than Collateral consisting of Receivables;

                  (i) if Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors,
         (iii) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within forty-five (45) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

                  (j) Borrower shall admit either orally or in writing its inability, or be generally unable to pay its debts as they become due or cease operations of its present business;

                  (k) any material Subsidiary or any Guarantor (or any Affiliate whose accounts receivable are Affiliate Receivables hereunder) shall
         (i) apply for or consent to the appointment of, or the taking possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors,
         (vii) acquiesce to, or fail to have dismissed, within forty-five (45) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

                  (l) Borrower directly or indirectly sells, assigns, transfers, conveys, or suffers or permits to occur any sale, assignment, transfer or conveyance of any assets of Borrower in excess of $5,000,000 in the aggregate during any fiscal year of Borrower or any interest therein, except as permitted herein;

                  (m) a default that has not been cured within any applicable grace period by Borrower in the payment, when due, of any principal of or interest on any indebtedness for money borrowed exceeding $1,000,000;

                  (n) if any Guarantor attempts to terminate, challenges the validity of, or its liability under any Guaranty Agreement or Guarantor Security Agreement;

                  (o) should any Guarantor default in its obligations under any Guaranty Agreement or any Guarantor Security Agreement or if any proceeding shall be brought to challenge the validity, binding effect of any Guaranty Agreement or any Guarantor Security Agreement, or should any Guarantor breach any representation, warranty or covenant contained in any Guaranty Agreement or any Guarantor Security Agreement or should any Guaranty Agreement or Guarantor Security Agreement cease to be a valid, binding and enforceable obligation;

                  (p) there shall occur a Change of Control;

                  (q) Borrower or another person involved in the media industry (such person to be mutually agreed upon by Borrower and Agent) shall advise Lender that there is a change in (i) the laws, regulations or rules regulating the media industry or in the interpretation or application of such laws, regulations or rules, (ii) the technology utilized by the media industry or (iii) the organization of or policies or procedures employed by the media industry, which shall have a Material Adverse Effect;

                  (r) Any of Borrower's eight largest yellow pages publishers, which at any time singularly account for more than 20% of the outstanding aggregate amount of payable then due from Borrower to all of its yellow pages publishers, require payment by Borrower to such publisher less than 30 days after issuance from the invoice date thereof.

                  (s) Any of Borrowers newspaper publishers, which at any time singularly account for more than 15% of the outstanding aggregate amount of payables then due from Borrower to all of its newspaper publishers, require payment by Borrower to such publisher less than 25 days after issuance from the invoice date thereof.


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


                  (t) More than twenty percent (20%) of the aggregate amount of Receivables and Affiliate Receivables shall at any time not constitute Eligible Receivables as determined by Agent in the good faith exercise of its sole discretion;

                  (u) As of the end of any fiscal year, Borrower and the Scheduled Affiliates shall have lost customers during the course of such fiscal year which in the aggregate accounted for more than 10% of sales for such fiscal year (such calculations to take into account the addition of new customers during such fiscal year);

                  (v) If Borrower and/or any Scheduled Affiliates shall default in any of their obligations to any newspaper publisher or yellow pages publisher which shall cause Borrower or such Affiliate to be unable to complete orders from customers in accordance with applicable purchase orders; or

                  (w) There should occur a default or an event of default under the Canadian Credit Agreement, or any Canadian Security Agreement, or the UK Credit Agreement or any UK Security Agreement or any other Ancillary Agreement.

         19. Remedies. (a) Upon the occurrence of (i) an Event of Default pursuant to Section 18(i) or 18(k) herein, all Obligations shall be immediately due and payable and this Agreement shall be deemed terminated; (ii) upon the occurrence and continuation of any other of the Events of Default, Agent may, and upon request of Required Lenders, shall have the right to terminate the Commitments and demand repayment in full of all Obligations, whether or not otherwise due and (iii) the filing of a petition against any Borrower in any involuntary case under any state or federal bankruptcy laws the obligations of the Lenders to make Loans hereunder shall be terminated other than as may be required by appropriate order of the bankruptcy court having jurisdiction over Borrower. Until all Obligations have been fully satisfied, Agent shall retain its security interest in all Collateral. Agent shall have, in addition to all other rights provided herein, the rights and remedies of a secured party under the Uniform Commercial Code, and under other applicable law, all other legal and equitable rights to which Agent may be entitled, including without limitation, the right to take immediate possession of the Collateral, to require Borrower to assemble the Collateral, at Borrower's expense, and to make it available to Agent at a place designated by Agent which is reasonably convenient to both parties and to enter any of the premises of Borrower or wherever the Collateral shall be located, with or without force or process of law, and to keep and store the same on said premises until sold (and if said premises be the property of Borrower, Borrower agrees not to charge Agent for storage thereof for a period up to at least sixty (60) days after sale or disposition of said Collateral). Further, Agent may, at any time or times after default by Borrower, sell and deliver all Collateral held by or for Agent at public or private sale for cash, upon credit or otherwise, at such prices and upon such terms as Agent, in Agent's sole discretion, deems advisable or Agent may otherwise recover upon the Collateral in a commercially reasonable manner as Agent, in its sole discretion, deems advisable. In addition, upon the occurrence of an Event of Default, Borrower shall pledge, and shall cause its direct or indirect Subsidiaries to pledge to Agent 100% of the issued shares of any such direct or indirect Subsidiary which is a Domestic Person and 65% of the issued shares of any such direct or indirect Subsidiary which is not a Domestic Person, in each case as may be required by Agent as additional security for the Obligations. Except as to that part of the

Collateral which is perishable or threatens to decline speedily in nature or is of a type customarily sold on a recognized market, the requirement of reasonable notice shall be met if such notice is mailed postage prepaid to Borrower at Borrower's address as shown in Agent's records, at least ten (10) days before the time of the event of which notice is being given. Agent may be the purchaser at any sale, if it is public. In connection with the exercise of the foregoing remedies, Agent is granted permission to use all of Borrower's trademarks, tradenames, tradestyles, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with (a) Inventory for the purpose of disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods. The proceeds of sale shall be applied first to all costs and expenses of sale, including attorneys' fees, and second to the payment (in whatever order Agent elects) of all Obligations; provided that all payments, shall be applied first, to the U.S. Commitments pro rata according to the respective U.S. Commitment Percentages of the Lenders until paid in full and then to the repayment of BNY Overadvances until paid in full and second to the outstanding balance of Foreign Subsidiary Obligations (and Borrower's guaranty thereof) remaining after application of Foreign Collections. Agent will return any excess to Borrower and Borrower shall remain liable to Agent for any deficiency.

         20. Waiver; Cumulative Remedies. Failure by Agent to exercise any right, remedy or option under this Agreement or any supplement hereto or any other agreement between Borrower and Agent or delay by Agent in exercising the same, will not operate as a waiver; no waiver by Agent will be effective unless it is in writing and then only to the extent specifically stated. Agent's rights and remedies under this Agreement will be cumulative and not exclusive of any other right or remedy which Agent may have.

         21. Application of Payments. Each Financial Party irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received by Agent from or on such Financial Party's behalf and each Financial Party hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply and reapply any and all payments received at any time or times hereafter against the Obligations hereunder in such manner as Agent may deem advisable notwithstanding any entry by Agent upon any of Agent's books and records.

         22. Establishment of a Lockbox Account, Dominion Account. All proceeds of Collateral shall, at the direction of Agent, be deposited by each Financial Party into a lockbox account, dominion account or such other "blocked account" ("Blocked Accounts") as Agent may require pursuant to an arrangement with such bank as may be selected by Borrower and be reasonably acceptable to Agent. Borrower shall and shall cause each Financial Party to issue to any such bank an irrevocable letter of instruction directing said bank to transfer such funds so deposited to Agent, either to any account maintained by Agent at said bank or by wire transfer to appropriate account(s) of Agent. All funds deposited in such "blocked account" shall immediately become the property of Agent and the Borrower shall and shall cause each Financial Party to obtain the agreement by such bank to waive any offset rights against the fund so deposited. Agent assumes no responsibility for such "blocked account" arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively, upon the occurrence of an Event of Default or in the event a Blocked Account is not created as provided above, Agent may establish depository accounts ("Depository Accounts") in the name of Agent at a bank or banks for the deposit for such funds and Borrower shall and shall cause each Financial Party to deposit all proceeds of Receivables or cause same to be deposited, in kind, in such Depository Accounts of Agent in lieu of depositing same to the Blocked Accounts.

         23. Revival. Borrower further agrees that to the extent Borrower makes a payment or payments to Agent, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

         24. Notices. Any notice or request hereunder may be given to Borrower or Agent at the respective addresses set forth below or as may hereafter be specified in a notice designated as a change of address under this paragraph. Any notice or request hereunder shall be given by registered or certified mail, return receipt requested, or by overnight mail or by telecopy (confirmed by mail). Notices and requests shall be, in the case of those by mail or overnight mail, deemed to have been given when deposited in the mail or with the overnight mail carrier, and, in the case of a telecopy, when confirmed.

         Notices shall be provided as follows:

         If to Agent:                       BNY Financial Corporation
                                            1290 Avenue of the Americas
                                            New York, New York 10104
                                            Attention:      Robert Grbic
                                                            Frank Rinaldi, Esq.
                                                            Frank Imperato
                                             Telephone:     (212) 408-7292
                                             Telecopier:    (212) 408-4384

         with a copy to:                   Hahn & Hessen LLP
                                           350 Fifth Avenue
                                           New York, New York 10118
                                           Attention:     Daniel J. Krauss, Esq.
                                           Telephone:     (212) 736-1000
                                           Telecopier     (212) 594-7167


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



           If to Borrower:                  TMP Worldwide Inc.
                                            1633 Broadway, 33rd Floor
                                            New York, New York 10019
                                            Attention:   Thomas G. Collison,
                                                         Vice Chairman
                                                         Myron F. Olesnyckyj,
                                                         Vice President  and
                                                         General Counsel
                                            Telephone: (212) 977-5400
                                            Telecopier: (212) 940-3972

           With a copy to:                   Fulbright & Jaworski L.L.P.
                                             666 Fifth Avenue
                                             New York, New York 10103
                                             Attention:      Gregg Berman, Esq.
                                             Telephone:      (212) 318-3000
                                             Telecopier:     (212) 752-5958

         25. Governing Law and Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. AGENT SHALL HAVE THE RIGHTS AND REMEDIES OF A SECURED PARTY UNDER APPLICABLE LAW INCLUDING, BUT NOT LIMITED TO, THE UNIFORM COMMERCIAL CODE OF NEW YORK. BORROWER AGREES THAT ALL ACTIONS AND PROCEEDINGS RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR ANY ANCILLARY AGREEMENT OR ANY OTHER OBLIGATIONS SHALL BE BROUGHT IN THE FEDERAL DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK OR, AT AGENT'S OPTION, IN ANY OTHER COURTS LOCATED IN NEW YORK STATE AS AGENT MAY SELECT AND THAT SUCH COURTS ARE CONVENIENT FORUMS AND BORROWER SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS. BORROWER WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS THAT SERVICE OF PROCESS UPON BORROWER MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO BORROWER AT BORROWER'S ADDRESS APPEARING ON AGENT'S RECORDS, AND SERVICE SO MADE SHALL BE DEEMED COMPLETED TWO (2) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED. BOTH PARTIES HERETO WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN BORROWER AND AGENT AND BORROWER WAIVES THE RIGHT TO ASSERT IN ANY ACTION OR PROCEEDING INSTITUTED BY AGENT WITH REGARD TO THIS AGREEMENT OR ANY OF THE OBLIGATIONS (EXCEPT TO THE EXTENT THAT THE LAWS OF THE SELECTED FORUM REQUIRE ASSERTION OR LOSS OR FORFEITURE THEREOF) ANY OFFSETS OR COUNTERCLAIMS WHICH IT MAY HAVE.

         26. Limitation of Liability. Borrower acknowledges and understands that in order to assure repayment of the Obligations hereunder Agent may be required to exercise any and all of Agent's rights and remedies hereunder and agrees that neither Agent nor any of Agent's agents shall be liable for acts taken or omissions made in connection herewith or therewith except for actual bad faith.

         27. Entire Understanding. (a) This Agreement and the Ancillary Agreements contain the entire understanding between Borrower, Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by Borrower's, Agent's and each Lender's respective officers or authorized representatives. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Ancillary Agreements and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

                  (b) The Required Lenders, Agent with the consent in writing of the Required Lenders, and Borrower may, subject to the provisions hereof, from time to time enter into written supplemental agreements to this Agreement or the Ancillary Agreements executed by Borrower, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of the Lenders, Agent or Borrower thereunder or the conditions, provisions or terms thereof or waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that Agent may, without the consent of any Lender, enter into any supplemental agreement to amend Section 4 hereof or to execute on behalf of Lenders such releases, intercreditor agreements or other agreements or documents it deems necessary in its sole judgment with respect to purchase money security interests on specific Equipment of Borrower; and provided, further that no such supplemental agreement shall, without the consent of all the Lenders:

                           (i) increase the Commitment Percentages or the
                  Commitments of any Lender; provided, however that Required Lenders may consent to the increase in the Maximum Loan Amount and the resulting changes in Commitments and Commitment Percentages in accordance with Section 2.6.

                          (ii) increase the Maximum Loan Amount, any sublimits
                  hereunder or the Receivables Advance Rate.

                         (iii) extend the maturity of any note or the due date
                  for any amount payable hereunder, or decrease the rate of interest or reduce any fee payable by Borrower to Lenders pursuant to this Agreement.

                         (iv) alter the definition of the term Required Lenders
                  or Eligible Receivables or alter, amend or modify the second sentence of Section 17 or any provision of this Section 27.

                         (v) release any Collateral during any Calendar Year
                  having an aggregate value in excess of $2,500,000, provided that consent of all Lenders shall be required for the release of any Collateral to the extent such release results in or would result in an overadvance.

                         (vi) change the rights and duties of Agent.


Any such supplemental agreement shall apply equally to each of the Lenders and shall be binding upon Borrower, the Lenders, Agent and all future holders of the Obligations. In the case of any waiver, Borrower, Agent and the Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

         28. Regarding Agent.

                  (a) Appointment. Each Lender hereby designates BNY to act as Agent for such Lender under this Agreement and the Ancillary Agreements. Each Foreign Subsidiary Lender hereby designates BNY to act as Agent for such Foreign Subsidiary Lender. Each Lender and Foreign Subsidiary Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Ancillary Agreements and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in Section 4(b) and any other fee specifically payable to Agent or BNY solely for its account), charges and collections (without giving effect to any collection days) received pursuant to this Agreement, for the ratable benefit of Lenders and the Foreign Subsidiary Lenders in accordance with their respective Total Commitment Percentages. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding; provided, however, that Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Agreement or the Ancillary Agreements or applicable law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.

                  (b) Nature of Duties. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Ancillary Agreements. Neither Agent nor any of its officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross negligence (but not mere negligence) or willful misconduct or gross (not mere) negligence, or (ii) responsible in any manner for any recitals, statements, representations or warranties made by Borrower or any officer thereof contained in this Agreement, or in any of the Ancillary Agreements or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Ancillary Agreements or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any of the Ancillary Agreements or for any failure of Borrower to perform its obligations hereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Ancillary Agreements, or to inspect the properties, books or records of Borrower. The duties of Agent as respects the Loans to Borrower shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement except as expressly set forth herein.

                  (c) Payments by Lenders. Notwithstanding anything to the contrary contained herein, commencing with the first Business Day following the Closing Date, each borrowing of Revolving Credit Advances shall be advanced by Agent and each payment by Borrower on account of Revolving Credit Advances shall be applied first to those Revolving Credit Advances made by Agent. On or before 1:00 P.M., New York time, on each Lender Settlement Date commencing with the first Lender Settlement Date following the Closing Date, Agent and the Lenders shall make certain payments as follows: (I) if the aggregate amount of new Revolving Credit Advances made by Agent during the preceding Week exceeds the aggregate amount of repayments applied to outstanding Revolving Credit Advances during such preceding Week, then each Lender shall provide Agent with funds in an amount equal to its U.S. Commitment Percentage of the difference between (w) such Revolving Credit Advances and (x) such repayments and (II) if the aggregate amount of repayments applied to outstanding Revolving Credit Advances during such Week exceeds the aggregate amount of new Revolving Credit Advances made during such Week, then Agent shall provide each Lender with its U.S. Commitment Percentage of the difference between (y) such repayments and (z) such Revolving Credit Advances.

                           (i) Each Lender shall be entitled to earn interest at
                  the applicable Contract Rate on outstanding Revolving Credit Advances which it has funded.

                           (ii) Promptly following each Lender Settlement Date,
                  Agent shall submit to each Lender a certificate with respect to payments received and Loans made during the Week immediately preceding such Lender Settlement Date. Such certificate of Agent shall be conclusive in the absence of manifest error.

                  (d) Excess Payments. If any Lender or Participant (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loans, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                  (e) Lack of Reliance and Resignation. Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Borrower and its Subsidiaries in connection with the making and the continuance of the Loans hereunder or the loans made under the Foreign Subsidiary Credit Agreements (the "Foreign Loans") and the taking or not taking of any action in connection herewith or therewith, and (ii) its own appraisal of the creditworthiness of Borrower. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Loans or the Foreign Loans or at any time or times thereafter except as shall be provided by Borrower or a Subsidiary of Borrower pursuant to the terms hereof and thereof. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement, any Ancillary Agreement or any Foreign Subsidiary Credit Agreement, or of the financial condition of Borrower or any Subsidiary, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Note, the Ancillary Agreements or any Foreign Subsidiary Credit Agreement or the financial condition of Borrower, or the existence of any Event of Default or any Incipient Event of Default.

         Agent may resign on sixty (60) days' written notice to each of Lenders and Borrower and upon such resignation, the Required Lenders will promptly designate a successor Agent reasonably satisfactory to Borrower.

         Any such successor Agent shall succeed to the rights, powers and duties of Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. After any Agent's resignation as Agent, the provisions of this
Section 28 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                  (f) Certain Rights of Agent. If Agent shall request instructions from Lenders or Foreign Subsidiary Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Ancillary Agreement, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders and Foreign Subsidiary Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

                  (g) Reliance. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Ancillary Agreements and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

                  (h) Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Incipient Event of Default or Event of Default hereunder or under the Ancillary Agreements, unless Agent has received notice from a Lender or Borrower referring to this Agreement or the Ancillary Agreements, describing such Incipient Event of Default or Event of Default and stating that such notice is a "notice of default". In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Incipient Event of Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Incipient Event of Default or Event of Default as it shall deem advisable in the best interests of Lenders.

                  (i) Indemnification. To the extent Agent is not reimbursed and indemnified by Borrower, each Lender will reimburse and indemnify Agent in proportion to its respective portion of the Loans (or, if no Loans are outstanding, according to its U.S. Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, fees or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, provided that, Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross (but not mere) negligence or willful misconduct.

                  (j) Agent in its Individual Capacity. With respect to the obligation of Agent to lend under this Agreement, the Loans made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term "Lender" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

                  (k) Delivery of Document. To the extent Agent receives documents and information from Borrower pursuant to the terms of this Agreement or any Foreign Subsidiary Credit Agreement, Agent will promptly furnish such documents and information to Lenders.

                  (l) Borrower's Undertaking to Agent. Without prejudice to their respective obligations to the Lenders under the other provisions of this Agreement, Borrower hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or the Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy Borrower's obligations to make payments for the account of the Lenders or the relevant one or more of them pursuant to this Agreement.

                  (m) Risk Participation.

                           (1) Each Lender shall, to the extent of the
                  percentage amount equal to the product of such Lender's Total Commitment Percentage times the aggregate amount of all Foreign Losses be deemed to have irrevocably purchased an undivided risk participation (the "Risk Participation") in all such outstanding Foreign Losses, provided, however, that at no time shall the sum of such Lender's Risk Participation (whether or not funded) plus the principal balance of its outstanding Loans exceed such Lender's Total Commitment. The Risk Participation shall be payable from time to time by each Lender to Agent on demand following receipt of notice by such Lender of the incurrence by a BNY Company of Foreign Losses and the amount thereof (a "Payment Event"). Except with respect to the continued payment of the Unused Line Fee in Section 3(c), Lenders shall not be entitled to any fees relating to the purchase of the Risk Participation. Each Lender's funding of its Risk Participation shall be in U.S. Dollars.

                           (2) Whenever, at any time after any Lenders
                  have purchased a Risk Participation, the Agent or any applicable BNY Company receives any payment on account of the Foreign Losses, the Agent on behalf of the Lenders or such applicable BNY Company will pay (net of all applicable withholding taxes) to the Lenders, their pro rata share of such payment; provided, however, that in the event that any such payment received by the Agent or such applicable BNY Company shall be required to be returned by Agent or such applicable BNY Company such Lenders shall return to the Agent the portion thereof previously distributed to them.

                           (3) Each Lender's Risk Participation shall
                  continue until the last to occur of any of the following events: (A) the BNY Companies cease to be obligated to make loans to Borrowers' foreign Subsidiaries in accordance with the Foreign Subsidiary Credit Agreements; (B) no Foreign Subsidiary Obligations remain outstanding or (C) all Persons (other than Borrower or any of its foreign Subsidiaries) have been fully reimbursed for all payments made under or relating to such Foreign Subsidiary Obligations. The obligation of each Lender to make payments to Agent and of Agent to make payments to the Lender in accordance with the provisions of this Section 28(m) shall be absolute and unconditional. All payments to be made hereunder by any Lender to Agent or by any BNY Company or Agent to any Lender shall be made without any set-off, deduction withholding or retention whatsoever. To the extent that any

                  Lender on the one hand, or Agent or any BNY Company on the other hand, makes or is obliged to make any such deduction, withholding or retention such Lender on the one hand, or Agent or any BNY Company on the other hand shall forthwith make such further payment to the recipient as may be required so that the recipient receives in aggregate a sum equal to the payment which should have been made by such Lender on the one hand, or Agent or any BNY Company on the other hand, hereunder if such deduction, withholding or retention had not been made.

                           (4) Agent and the applicable BNY Company
                  will have the exclusive right to manage, perform and enforce the terms of the Foreign Subsidiary Credit Agreements and to exercise and enforce all privileges and rights exercisable or enforceable by it thereunder, for the joint benefit of the applicable BNY Company and each other Lender, according to Agent's and such BNY Company's discretion and the exercise of its business judgment. Agent and the applicable BNY Company may amend or modify any Foreign Subsidiary Credit Agreements or waive its rights thereunder, provided, that neither Agent nor any BNY Company shall waive an Event of Default under the Foreign Subsidiary Credit Agreement without the consent of Required Lenders; provided further, no such amendment, modification or waiver shall, without the consent of all Lenders:

                                    (i) increase the Commitment Percentages
                           or the Commitments of any Lender; provided, however that Required Lenders may consent to the increase in the Maximum Loan Amount and the resulting changes in Commitments and Commitment Percentages in accordance with Section 2.6.

                                    (ii) increase the maximum amount of
                           Foreign Subsidiary Loans permitted to be made pursuant to any Foreign Subsidiary Credit Agreement or the advance rates against eligible collateral therein;

                                    (iii) extend the maturity of any note or
                           the due date for any amount payable thereunder;

                                    (iv) release any Foreign Subsidiary
                           Collateral during any Calendar Year having an aggregate value in excess of $2,500,000.

         29. Determination of Dollar Equivalent. For purposes of this Agreement, the Dollar Equivalent of each Alternate Currency Loan designated in an Alternate Currency shall be recalculated (i) on each borrowing of an Alternate Currency Loan, (ii) on each date that the Maximum Loan Amount or the Formula Amount is reduced and (iii) on the last Business Day of each month. The Dollar Equivalent for each Alternate Currency Loan shall remain in effect until the same is recalculated by Agent as provided above and notice of such recalculation is sent to

Borrower. Agent shall promptly notify Borrower and the Lenders of each such determination of the Dollar Equivalent for each Alternate Currency Loan.

         30. European Monetary Union. It is hereby acknowledged that during the term of this Agreement the United Kingdom may adopt a single European currency as its lawful currency in place of Sterling as part of the anticipated European Economic and Monetary Union. It is hereby acknowledged and agreed that "Sterling", as defined herein, shall include any such successor currency and that conversion into such successor currency shall be made at the official rate of conversion on the date on which Sterling is so replaced, and that the denomination of the original currency shall be retained hereunder for so long as it is legally permissible. It is hereby further acknowledged and agreed that the provisions of this Agreement relating to Sterling Loans shall remain in full force and effect upon such conversion, and that neither the introduction of a single European currency, the replacement of Sterling thereby, the fixing of the official rate of conversion, nor any economic consequences resulting therefrom shall give rise to any right to terminate, contest, cancel, modify or renegotiate the provisions of this Agreement.

         31. Deliveries. Notwithstanding the method of delivery of any document, certificate, report or other writing delivered hereunder by Borrower or any of its officers or directors, such items shall be deemed to have been delivered by United States mail.

         32. Additional Documents. Execute and deliver to Agent, upon request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

         33. Severability. Wherever possible each provision of this Agreement or the Ancillary Agreements shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the Ancillary Agreements shall be prohibited by or invalid under applicable law such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions thereof.

         34. Captions. All captions are and shall be without substantive meaning or content of any kind whatsoever.

         35. Counterparts; Telecopied Signatures. This Agreement may be executed in any number of and by different parties hereto, on separate counterparts, all of which when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

         36. Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

         37. Instrument for the Payment of Money. The Borrower hereby acknowledges that this Loan Agreement shall be deemed to constitute an instrument for the payment of money, and consents and agrees that any Lender or the Agent, at its sole option, in the event of a dispute by Borrower in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

                [INTENTIONAL END OF PAGE; SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                                     TMP WORLDWIDE INC.

                                     By: /s/ Thomas Collison
                                        -------------------------------
                                        Name:   Thomas Collison
                                        Title:  Vice President


                                     BNY FINANCIAL CORPORATION,
                                     as Agent and as Lender

                                     By: /s/ Charles Soutar
                                        -------------------------------
                                         Name: Charles Soutar
                                              -------------------------
                                         Title:
                                              -------------------------
                                     DEUTSCHE FINANCIAL SERVICES
                                     CORPORATION, as Lender

                                     By: /s/ Philip G. Porcher, IV
                                        -------------------------------
                                        Name: Philip G. Porcher, IV
                                              -------------------------
                                        Title: Vice President
                                              -------------------------

                                     FLEET BANK, N.A.
                                     as Lender
                                     By: /s/ Thomas J. Levy
                                        -------------------------------
                                        Name: Thomas J. Levy
                                              -------------------------
                                        Title: Vice President
                                              -------------------------



                                     FIFTH THIRD BANK
                                     as Lender

                                     By: /s/ Annette Wassler
                                        -------------------------------
                                        Name: Annette Wassler
                                              -------------------------
                                        Title: AVP
                                              -------------------------

                                     NATIONAL BANK OF CANADA
                                     as Lender

                                     By: /s/ Bruce Gibson
                                        -------------------------------
                                        Name: Bruce Gibson
                                              -------------------------
                                        Title: Vice President
                                              -------------------------

                                      BNY FINANCIAL LIMITED

                                      By: /s/ Frank Imperato
                                        -------------------------------
                                        Name: Frank Imperato
                                              -------------------------
                                        Title: Attorney-in-fact
                                              -------------------------


                                       BNY FINANCIAL CORPORATION - CANADA

                                       By: /s/ Frank Imperato
                                          -------------------------------
                                          Name: Frank Imperato
                                              -------------------------
                                          Title: Vice President
                                                -------------------------

Schedule A    - Proposed Mergers

Lenders consent to and waive the following proposed mergers:

Woodward Direct, Inc. into Borrower

BTD Acquisition, Inc into Interdict Inc.

CPC Acquisition Corp. into Interdirect, Inc.

Interdirect, Inc into Borrower

Online Career Management, Inc. into Volando, Inc.

Stackig, Inc. into Borrower

TASA Holdings International A.G. into Borrower

Johnson, Smith & Knisely, Inc. into Borrower

                                   EXHIBIT 1.3

                                   COMMITMENTS


A.       Total Commitments:
          ----------------
                                                Total                              Total Commitment
                                              Commitment                             Percentage
                                              -----------                           ----------------

BNY Companies                               $115,000,000                             65.7143%
(BNY Financial Corporation,
BNY Financial Corporation - Canada
and BNY Financial Limited)

Deutsche Financial Services                 $ 25,000,000                             14.2857%
Corporation

Fleet Bank, N.A.                            $ 15,000,000                              8.5714%

Fifth Third Bank                            $ 10,000,000                              5.7142%

National Bank of Canada                     $ 10,000,000                              5.7142%





B.       U.S. Commitments*:
         ------------------
                                                             U.S.
                                                           Commitment
                                                           ----------
BNY Financial Corporation                            $115,000,000 minus the Dollar Equivalent
                                                     Of the outstanding balance
of U.K.
                                                     Subsidiary Loans and Canadian Subsidiary
                                                     Loans

Deutsche Financial Services
Corporation                                          $ 25,000,000
Corporation

Fleet Bank, N.A.                                     $ 15,000,000

Fifth Third Bank                                     $ 10,000,000

National Bank of Canada                              $ 10,000,000




C.       U.K. Commitments:


BNY Financial Limited                                $ 50,000,000                            100%
                                                     (or Sterling Equivalent)




D.       Canadian Commitments:

BNY Financial Corporation - Canada                   $ 10,000,000                            100%
                                                     (or Canadian Equivalent)



*The U.S. Commitment Percentage of any Lender other than BNY at any time shall be determined according to the following formula:


US Commitment Percentage =  TCP x TO
                            ---------
                               USLO


Where:

TCP      =        Total Commitment Percentage of such Lender

TO       =        Total Loans plus Foreign Subsidiary Loans outstanding for all
                  Lenders and Foreign Subsidiary Lenders

USLO     =        U.S. Loans outstanding for all Lenders


*The U.S. Commitment Percentage of BNY at any time shall be determined according to the following formula:


BNY US Commitment Percentage = 100% - the sum of the U.S. Commitment Percentages for all Lenders other than BNY

                                   SCHEDULE A





Schedule 1(A)                    Permitted Liens

Schedule 1(B)                    Guarantors

Schedule 5.1(p)                  Projections

Schedule 12.1(c)                 Executive Offices

Schedule 12.1(h)                 Licenses, Patents, Trademarks and Copyrights

Schedule 12.3(a)                 Indebtedness

Schedule 12.3(e)                 Guaranties
